As filed with the U.S. Securities and Exchange Commission on September 14, 2021

Registration No. 333-259105

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No.2 to

FORM S-1

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7381	46-0678374
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Nxt-ID, Inc.

288 Christian Street

Hangar C 2nd Floor

Oxford, CT 06478

(203) 266-2103

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chia-Lin Simmons

Nxt-ID, Inc.

288 Christian Street

Hangar C 2nd Floor

Oxford, CT 06478

(203) 266-2103

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

David E. Danovitch, Esq. Scott M. Miller, Esq. Michael DeDonato, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 (212) 660-3060	Chia-Lin Simmons Nxt-ID, Inc. 288 Christian Street Hangar C 2nd Floor Oxford, CT 06478 (203) 266-2103	Leslie Marlow, Esq. Hank Gracin, Esq. Patrick J. Egan, Esq. Gracin & Marlow, LLP The Chrysler Building 405 Lexington Avenue, 26th Floor New York, NY 10174 (212) 907-6457

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common stock, par value $0.0001 per share(3)	$15,525,000	$1,693.78
Common stock purchase warrants to purchase shares of common stock, par value $0.0001 per share(4)(5)	—	—
Shares of common stock, par value $0.0001 per share, issuable upon exercise of common stock purchase warrants(3)	$17,077,500	$1,863.16
Total	$32,602,500	$3,556.93	(6)

(1)	Includes additional shares of the registrant’s common stock, par value $0.0001 per share (“Common Stock”), and warrants that the underwriters have the option to purchase solely to cover over-allotments, if any. In accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), the number of securities being registered and the proposed maximum offering price per share and per warrant are not included in this table.
(2)	Estimated solely for purposes of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)	Pursuant to Rule 416 under the Securities Act, the shares of Common Stock registered hereby also include an indeterminate number of additional shares of Common Stock as may from time to time become issuable by reason of stock splits, distributions, recapitalizations or other similar transactions.
(4)	No registration fee is required pursuant to Rule 457(g) under the Securities Act.
(5)	Such warrants to purchase shares of Common Stock are exercisable at a per share exercise price equal to 110% of the combined public offering price of one share of Common Stock and accompanying warrant. The proposed maximum aggregate public offering price of the shares of Common Stock issuable upon exercise of such warrants is $17,077,500, which is equal to 110% of $15,525,000, as each share of Common Stock will receive a common stock purchase warrant to purchase one share of Common Stock.
(6)	A filing fee of $3,952.15 was previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 14, 2021

22,462,562 Shares of Common Stock

Warrants to Purchase up to 22,462,562 Shares of Common Stock

Up to 22,462,562 Shares of Common Stock underlying Warrants

Nxt-ID, Inc.

Nxt-ID, Inc. (the “Company”, “Nxt-ID”, “we”, “us” or “our”) is offering, pursuant to this prospectus and on a firm commitment basis, (i) an aggregate of 22,462,562 shares of our common stock, par value $0.0001 per share (the “Common Stock”), and (ii) common stock purchase warrants to purchase up to an aggregate of 22,462,562 shares of Common Stock (the “Warrants”), based on an assumed combined public offering price per share and accompanying Warrant of $0.601 (which is based on the closing price of our Common Stock of $0.601 per share on September 8, 2021. Each Warrant, upon exercise at a price of $0.6611 per share (110% of the combined public offering price of the Common Stock and accompanying Warrant), will result in the issuance of one share of Common Stock to the holder of such Warrant. This prospectus also relates to the shares of Common Stock that are issuable from time to time upon exercise of the Warrants (the “Warrant Shares”).

The Warrants will be exercisable commencing on the effective date of a reverse stock split of our shares of Common Stock or an increase in the number of authorized shares of our Common Stock, so that we have a sufficient number of shares of Common Stock reserved for issuance upon exercise of the Warrants, and will expire five (5) years after the initial exercise date. The shares of Common Stock can be purchased only with the accompanying Warrants (except with respect to any securities issued in connection with the underwriter’s over-allotment option, if any), but will be issued separately, and will be immediately separable upon issuance.

As of September 10, 2021, we had 59,256,907 shares of Common Stock outstanding, outstanding warrants exercisable for up to 16,044,798 shares of Common Stock, shares of our Series F Convertible Preferred Stock, par value $0.0001 per share (the “Series F Preferred Stock”), convertible into an aggregate of 1,863,728 shares of Common Stock (assuming the conversion of such shares of Series F Preferred Stock at $0.54729 per share) and options granted to members of our board of directors (“Board”) exercisable for up to 408,584 shares of Common Stock. Included in such 59,256,907 shares of Common Stock outstanding are 5,445,009 shares of Common Stock that were issued upon conversion of 993,333 shares of Series F Preferred Stock at the assumed Reset Conversion Price (as defined herein) and included in the 16,044,798 shares of Common Stock underlying outstanding warrants are 6,666,665 shares of Common Stock reserved for issuance upon exercise of the warrants issued in our August 2021 private placement in accordance with the terms of the agreements entered into in connection with such private placement. Our certificate of incorporation, as amended (“Certificate of Incorporation”), authorizes the issuance of 100,000,000 shares of Common Stock. As a result, after giving effect to the foregoing mentioned outstanding shares of Common Stock and shares reserved for issuance pursuant to warrants, shares of Series F Preferred Stock and options held by our directors, we only have 22,425,983 shares of Common Stock available for issuance in this offering. Our issuance of 22,462,562 shares of Common Stock in this offering (and up to an additional 3,369,384 shares of Common Stock in the event of the full exercise of the underwriter’s over-allotment option described below, if such over-allotment option is exercised fully in shares of Common Stock), would exceed the number of authorized shares of Common Stock we have available for issuance by 3,405,963 shares of Common Stock. Therefore, in order for us to consummate this offering, we will need to receive approval of holders of certain warrants to release at least 3,405,963 shares of Common Stock from shares of Common Stock reserved for issuance pursuant to outstanding warrants prior to the closing of this offering. In order to assure that there are a sufficient number of authorized shares of Common Stock to consummate this offering, the Company has entered into a side letter agreement with an existing warrant holder who has agreed to release shares of Common Stock reserved for issuance under warrants held by such warrant holder, and not exercise such warrants, with respect to those shares of Common Stock, so that we will have sufficient shares of Common Stock available satisfy our obligations under this offering. Upon our notification of the existing warrant holder of the number of shares required to be released to consummate this offering, such warrant holder will provide its confirmation and approval to release such shares of Common Stock and agree not to exercise the warrants for such shares.

In addition, pursuant to the terms of the Certificate of Designation of Preferences, Rights and Limitations of the Series F Preferred Stock (the “Series F Certificate of Designation”), the shares of Series F Preferred Stock are subject to reset provisions in the Series F Certificate of Designation that could result in us being required to issue additional shares of Common Stock to the holders of Series F Preferred Stock. For purposes of determining the number of shares of Common Stock that will no longer be subject to reservation and the number of shares issuable upon the 993,333 shares of Series F Preferred Stock that have been converted as of September 10, 2021 and the number of shares of Common Stock issuable upon conversion of the remaining 340,000 shares of Series F Preferred Stock outstanding, the Reset Conversion Price of $0.54729 per share has been assumed for the Conversion Price Reset Calculation Period (as defined herein), as only the average VWAPs (as defined in the Series F Certificate of Designation) for the four consecutive trading days after the effective date of the Resale Registration Statement (as defined herein) has been calculated as of the date of this prospectus. The actual Reset Conversion Price for all five trading days for the Conversion Price Reset Calculation Period (which is subject to further adjustment pursuant to the Series F Certificate of Designation upon the closing of this offering if the public offering price of the shares of Common Stock is lower than the actual Reset Conversion Price on the date of such closing) has not been included in this prospectus and the assumed Reset Conversion Price is based on the assumption that the fifth day’s VWAP is consistent with the VWAPs of the four previous trading days. The Company has determined that there will be a sufficient number of authorized shares of Common Stock available to issue to the holders of Series F Preferred Stock, upon conversion, since the number of shares reserved for issuance was based on a floor price of $0.375 per share and there are a sufficient number of shares available based on the higher Reset Conversion Price.

Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “NXTD”. Due to recent volatility in the stock market in general, the market price of our Common Stock has been and may likely be volatile in the future. The last reported closing price for our Common Stock on Nasdaq on September 8, 2021, was $0.601 per share. Such volatility and share price fluctuations are often unrelated to the Company’s operating performance and may adversely affect the market price of the shares of Common Stock. As a result, you may be unable to sell any shares of Common Stock that you acquire in this offering at your desired price.

The actual combined public offering price per share of Common Stock will be determined between us and the underwriter at the time of pricing, in consideration of our historical performance and capital structure, prevailing market conditions, and overall assessment of our business, and may be at a discount to the current market price. Therefore, the assumed combined public offering price used throughout this prospectus may not be indicative of the final combined public offering price. There is no established trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Warrants will be limited.

		Per Share and Accompanying Warrant(1)		Total(2)
Combined public offering price	$		$
Underwriting discounts and commissions (3)	$		$
Proceeds, before expenses, to us	$		$

(1)	The public offering price is $ per share and $ per accompanying warrant.
(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the over-allotment option that we have granted to the underwriter as described below.
(3)	The underwriter will receive an underwriting discount equal to 7.0% of the gross proceeds in this offering (or 3.5% of the gross proceeds in the case of certain identified investors). In addition, we have agreed to pay up to a maximum of $75,000 of the fees and expenses of the underwriter in connection with this offering, which includes the fees and expenses of underwriter’s counsel. See “Underwriting” on page 48 of this prospectus for more information.

We have granted the underwriters a 45-day option from the date of this prospectus to purchase up to 3,369,384 additional shares of our Common Stock based on an assumed public offering price of $0.591 attributed to the Common Stock and/or additional Warrants to purchase up to 3,369,384 shares of Common Stock, based on an assumed public offering price of $0.01 attributed to the Warrants (such additional shares of Common Stock and/or Warrants not to exceed, in the aggregate, 15% of the shares of Common Stock offered hereby), at the assumed combined public offering price, without taking into account underwriting discounts and expenses, from us solely to cover over-allotments, if any. If such over-allotment option is fully exercised for all shares of Common Stock, the Company will receive an additional approximate $1,991,305, without taking into account the 7.0% fee to the underwriter or expenses. If such over-allotment option is fully exercised for all Warrants, the Company will receive an additional approximate $33,693, without taking into account the 7.0% fee to the underwriter or expenses. The underwriter is not required to take or pay for such shares of Common Stock and/or Warrants covered by such over-allotment option.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 14 of this prospectus and in the documents which are incorporated by reference herein to read about factors you should consider before investing in our securities.

We will deliver the shares of Common Stock being issued to the purchasers electronically and will e-mail such investors electronic warrant certificates for the Warrants sold in this offering, upon closing and receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We anticipate that delivery of the shares of Common Stock and Warrants against payment therefor will be made on or before ,        2021.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Book-Running Manager

A.G.P.

The date of this prospectus is             , 2021

i

ABOUT THIS PROSPECTUS

The registration statement on Form S-1 of which this prospectus forms a part and that we have filed with the U.S. Securities and Exchange Commission (“SEC”), includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. Neither we, nor any underwriter or financial advisor engaged by us in connection with this offering, have authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus.

You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the SEC, is accurate as of any date other than the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.

For investors outside the United States: Neither we, nor any underwriter or financial advisor engaged by us in connection with this offering, have taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside of the United States.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

When used herein, unless the context requires otherwise, references to the “Nxt-ID,” “Company,” “we,” “our” and “us” refer to Nxt-ID, Inc., a Delaware corporation.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read this entire prospectus, and our other filings with the SEC, including the following sections, which are either included herein and/or incorporated by reference herein, “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements incorporated by reference herein, before making a decision about whether to invest in our securities. All references to “we,” “us,” “our,” and the “Company” refer to Nxt-ID, Inc., unless we specifically state otherwise or the context indicates otherwise.

Company Overview

Nxt-ID provides technology products and services for healthcare applications. We have extensive experience in access control, biometric and behavior-metric identity verification, security and privacy, encryption and data protection, payments, miniaturization, sensor technologies and healthcare applications.

Our wholly-owned subsidiary, LogicMark, LLC (“LogicMark”), manufactures and distributes non-monitored and monitored personal emergency response systems (“PERS”) sold through the United States Department of Veterans Affairs (the “VA”), healthcare durable medical equipment dealers and distributors and monitored security dealers and distributors.

COVID-19 Pandemic

On March 11, 2020, the World Health Organization designated the novel coronavirus disease 2019 (“COVID-19”) as a global pandemic. Sales volumes and the related revenues for most of our products and services were significantly impacted during the latter portion of the second quarter  and throughout the balance of 2020 as a result of the healthcare industry’s focus on COVID-19 prevention and treatment, which impacted the markets we serve, in particular the VA hospital and clinics. Sales of our products and services have continued to be impacted as various policies were implemented by federal, state and local governments in response to the COVID-19 pandemic, the public remains wary of real or perceived opportunities for exposure to the virus. We believe the extent of the COVID-19 pandemic’s impact on our operating results and financial condition has been and will continue to be driven by many factors, most of which are beyond our control and ability to forecast. Although we have experienced some positive trends during the first six months of 2021, because of these uncertainties, we cannot estimate how long or to what extent the pandemic will impact our operations. As a result of prolonged effects of the COVID-19 pandemic, we may be forced to write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in losses. Even though these charges may be non-cash items and may not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. Accordingly, our securityholders could suffer a reduction in the value of our securities that they hold if the trading price of our Common Stock is adversely impacted due to such market perceptions.

In light of broader macro-economic risks and already known impacts on certain industries that use our products and services, during 2020 we took targeted steps to lower our operating expenses because of the COVID-19 pandemic. We continue to monitor the impacts of COVID-19 on our operations closely and this situation could change based on a significant number of factors that are not entirely within our control and are discussed in this and other sections of this prospectus and the information incorporated by reference to the registration statement of which this prospectus forms a part. We do not expect there to be material changes to our assets on our balance sheet or our ability to timely account for those assets.

To date, travel restrictions and border closures have not materially impacted our ability to obtain inventory or manufacture or deliver products or services to customers; however, they have impacted our ability to develop new markets and visit certain facilities, particularly VA hospitals. We have taken steps to restrain and monitor our operating expenses and continue to monitor the trends in our business and broader economy to ensure that we properly track any material changes to the relationship between costs and revenues.

Healthcare

Overview

With respect to the healthcare market, our business initiatives are driven by LogicMark, which serves a market that enables two-way communication, medical device connectivity and patient data tracking of key vitals through sensors, biometrics, and security to make home health care a reality. There are four (4) major trends driving this market: (1) an increased desire for connectivity; specifically, a greater desire for connected devices by people over 60 years of age who now represent the fastest growing demographic for social media; (2) the growth of “TeleHealth”, which is the means by which telecommunications technologies are meeting the increased need for health systems to better distribute doctor care across a wider range of health facilities, making it easier to treat and diagnose patients; (3) rising healthcare costs – as healthcare spending continues to outpace the economy, the need to reduce hospital readmissions, increase staffing efficiency and improve patient engagement remain the highest priorities; and (4) the critical shortage of labor in the home healthcare industry, creating an increased need for technology to improve communication to home healthcare agencies by their clients. Together, these trends have produced a large and growing market for us to serve. LogicMark has built a successful business on emergency communications in healthcare. We have a strong business relationship with the VA today, serving veterans who suffer from chronic conditions that often require emergency assistance. Our strategic plan calls for expanding LogicMark’s business into other healthcare verticals as well as retail and enterprise channels in order to better serve the expanding demand for connected and remote healthcare solutions.

Home healthcare is an emerging area for LogicMark. The long-term trend toward more home-based healthcare is a massive shift that is being driven by demographics (an aging population) and basic economics. People also value autonomy and privacy which are important factors in determining which solutions will suit the market. Consumers are beginning to enjoy the benefits of smart home technologies and online digital assistants.

Our Healthcare Monitoring Market Opportunity

PERS devices are used to call for help and medical care during an emergency. These devices are also used by a wide patient pool, as well as the general population, to ensure safety and security when living or traveling alone. The global medical alert systems market caters to different end-users across the healthcare industry, including individual users, hospitals and clinics, assisted living facilities and senior living facilities. The growing demand for home healthcare devices is mainly driven by an aging population, rising healthcare costs and a severe shortage of workers in the home healthcare market worldwide. It is very beneficial for seniors who have a history of falling or have been identified as having a high fall risk, older individuals who live alone and people who have mobility issues. We believe that the aging population will spur the usage of medical alert systems across the globe, as they offer safety and medical security while being affordable and accessible.

Global PERS Market Growth

Source: Kenneth Research 2020

The PERS market is divided into three (3) device segments: landline-based PERS, mobile PERS, and standalone devices. The global PERS market is projected to grow at a compound annual growth rate (“CAGR”) of 5.8% to $4.5 billion in 2028, benefiting from strong demographic tailwinds. As landline usage continues to decrease, other technologies such as cellular and WiFi will be used for in-home systems. According to Kenneth Research, North America, Asia and Europe are the largest markets for PERS, accounting for approximately 37%, 31% and 24% of total sales, respectively, in 2028. According to Kenneth Research, improvements in healthcare infrastructure and emerging economies will fuel growth and significantly improve the relative market share of the rest of world regions.

Our Health Care Products

LogicMark produces a range of products within the PERS market and has differentiated itself by offering “no monthly fee” products, which only require a one-time purchase fee, instead of a recurring monthly contract. The “no monthly fee” products contact family, friends or 911 directly, eliminating the monthly fee from a monitoring center.  As a result, we believe LogicMark’s products are typically the most cost-effective PERS option. LogicMark’s non-monitored solution offers a significant value proposition over monitored solutions.

The cost of ownership of a monitored solution, which includes a monthly service fee, can be as much as $1,500 to $3,000 over a five-year period. This compares to a one-time purchase of a LogicMark no monthly fee device, which provides a similar level of security for a purchase price as low as one tenth of that amount.

LogicMark offers both traditional (i.e., landline) and mPERS (i.e., cell-based) options. Our no monthly fee products are sold primarily through the VA and healthcare distributors.

LogicMark offers monitored products that are primarily sold by dealers and distributors for the monitored product channel. LogicMark sells its devices to the dealers and distributors, who in turn offer the devices to consumers as part of their product/service offering. The service providers charge consumers a monthly monitoring fee for the associated monitoring service. These products are monitored by a third-party central station.

Our Health Care Competition

LogicMark offers a wide variety of products, enabling it to cater to users with different levels of health and safety needs. Compared to its competitors, we believe LogicMark’s PERS products offer enhanced functionality at the best value due to the one-time purchase for non-monitored solutions.

The chart below summarizes LogicMark’s product offering versus those of its competitors:

Our Health Care Business Strategy

We intend to expand LogicMark’s product distribution by using larger distributors who can leverage the consumer value proposition of offering a one-time device purchase as opposed to a leased monthly solution. We also intend to apply our technology to the next generation of PERS devices that will have greater functionality, innovative design and clinical monitoring capability. We believe that there is further potential for expansion in the domestic and international retail and institutional/senior living markets, and we intend to take advantage of this through a new product offering, Notifi911+, which is a non-monitored device developed for direct-to-consumer sales through retail channels and direct marketing initiatives. We are also seeking to leverage our PERS experience to develop new offerings to serve the home healthcare and senior living markets with WiFi notification services.

Overall, our healthcare division, through LogicMark, is positioned to take advantage of favorable market dynamics, a stable revenue-producing customer base, a differentiated product line, a robust new product development pipeline and compelling growth opportunities.

Payments and Financial Technology

Overview

Between 2017 and 2019, we also conducted a payment credential management business through our former wholly-owned subsidiary, Fit-Pay, Inc. (“Fit Pay”). With the approval of our Board, and upon similar terms and conditions to those set forth in that loan agreement, we entered into a non-binding letter of intent for a potential sale of Fit Pay, excluding certain assets on August 6, 2019. In connection with the letter of intent, the purchaser advanced $500,000 of non-interest bearing working capital for Fit Pay. On September 9, 2019, we completed the sale of Fit Pay to Garmin International, Inc. for $3.32 million in cash. After the closing of the sale of our Fit Pay business, we terminated conducting any further business related to payment credential management.

Our Intellectual Property

Our ability to compete effectively depends to a significant extent on our ability to protect our proprietary information. We currently rely and will continue to rely primarily on patents and trade secret laws and confidentiality procedures to protect our intellectual property rights. We have filed the following patent applications, nineteen of which have been awarded to date:

THE UN-PASSWORD™: RISK AWARE END-TO-END MULTI-FACTOR AUTHENTICATION VIA DYNAMIC PAIRING

Filed March 17, 2014

Application Number 14/217,202

Patent Number 9,407,619

METHOD TO LOCALLY VALIDATE IDENTITY WITHOUT PUTTING PRIVACY AT RISK

Filed September 1, 2015

Application Number 14/842,252

Patent Number 10,282,535

METHOD TO LOCALLY VALIDATE IDENTITY WITHOUT PUTTING PRIVACY AT RISK

Filed May 6, 2019

Application Number 16/404,044

METHODS AND SYSTEMS RELATED TO MULTI-FACTOR, MULTIDIMENSIONAL, MATHEMATICAL, HIDDEN AND MOTION SECURITY PINS

Filed August 1, 2016

Application Number 15/224,998

Patent Number 10,565,569

COMPONENTS FOR ENHANCING OR AUGMENTING WEARABLE ACCESSORIES BY ADDING ELECTRONICS THERETO

Filed September 2, 2015

Application Number 14/843,930

Patent Number 10,395,240

COMPONENTS FOR ENHANCING OR AUGMENTING WEARABLE ACCESSORIES BY ADDING ELECTRONICS THERETO

Filed August 22, 2019

Application Number 16/550,698

THE UN-PASSWORD: RISK AWARE END-TO-END MULTI-FACTOR AUTHENTICATION VIA DYNAMIC PAIRING

Filed March 14, 2016

Application Number 15/068,834

Patent Number 10,015,154

THE UN-PASSWORD: RISK AWARE END-TO-END MULTI-FACTOR AUTHENTICATION VIA DYNAMIC PAIRING

Filed July 2, 2018

Application Number 16/025,992

Patent Number 10,609,014

SYSTEM AND METHOD TO AUTHENTICATE ELECTRONICS USING ELECTRONIC-METRICS

Filed July 5, 2016

Application No. 15/202,553

Patent Number 10,419,428

SYSTEM AND METHOD TO AUTHENTICATE ELECTRONICS USING ELECTRONIC-METRICS

Filed September 15, 2019

Application No. 16/571,171

Patent Number 10,841,301

PREFERENCE DRIVEN ADVERTISING SYSTEM AND METHOD

Filed July 15, 2016

Application Number 15/212161

Patent Number 10,643,245

PREFERENCE DRIVEN ADVERTISING SYSTEM AND METHOD

Filed May 4, 2020

Application Number 16/866,487

AN EVENT DETECTOR FOR ISSUING A NOTIFICATION RESPONSIVE TO OCCURRENCE OF AN EVENT

Filed July 27, 2018

Application Number 16/048,181

METHOD AND SYSTEM TO IMPROVE ACCURACY OF FALL DETECTION USING MULTI-SENSOR FUSION

Filed December 17, 2018

Application Number 16/222,359

METHOD AND SYSTEM TO REDUCE INFRASTRUCTURE COSTS WITH SIMPLIFIED INDOOR LOCATION AND RELIABLE COMMUNICATIONS

Filed November 11, 2019

Application Number 16/679,494

WIRELESS CENTRALIZED EMERGENCY SERVICES SYSTEM

Filed January 15, 2008

Application Number 12/007,740

Patent Number 8,275,346

VOICE-EXTENDING EMERGENCY RESPONSE SYSTEM

Filed September 5, 2008

Application Number 12/230,841

Patent Number 8,121,588

LIST-BASED EMERGENCY CALLING DEVICE

Filed March 11, 2009

Application Number 12/402,304

Patent Number 8,369,821

ALARM SIGNALING DEVICE AND ALARM SYSTEM

Filed February 2, 2005

Application Number 10/523,115

Patent Number 7,312,709

FALL DETECTION SYSTEM HAVING A FLOOR HEIGHT THRESHOLD AND A RESIDENT HEIGHT DETECTION DEVICE

Filed June 27, 2008

Application Number 12/216,053

Patent Number 7,893,844

APPARATUS AND METHOD FOR LOCATING AND UPDATING LOW-POWER WIRELESS COMMUNICATION DEVICES

Filed August 24, 2014

Application Number 14/467,268

Patent Number 9,472,088

APPARATUS AND METHOD FOR LOCATING AND UPDATING LOW-POWER WIRELESS COMMUNICATION DEVICES

Filed September 8, 2016

Application Number 15/259,247

Patent Number 9,900,737

ALARM SIGNALING DEVICE AND ALARM SYSTEM

Canadian patent

Filed August 1, 2003

Application Number 2,494,166

Patent Number 2,494,166

APPARATUS AND METHOD FOR LOCATING AND UPDATING LOW-POWER WIRELESS COMMUNICATION DEVICES

Canadian Patent

Filed August 11, 2015

Application Number 2,900,180

We enter into confidentiality agreements with our consultants and key employees, and maintain control over access to and distribution of our technology, software and other proprietary information. The steps that we have taken to protect our technology may be inadequate to prevent others from using what we regard as our technology to compete with us.

We do not generally conduct exhaustive patent searches to determine whether the technology used in our products infringes on the patents that are held by third parties. In addition, product development is inherently uncertain in a rapidly evolving technological environment in which there may be numerous patent applications pending, many of which are confidential when filed, with regard to similar technologies.

We may face claims by third parties that our products or technology infringe their patents or other intellectual property rights in the future. Any claim of infringement could cause us to incur substantial costs defending against the claim, even if the claim is invalid, and could distract the attention of our management. If any of our products are found to violate third-party proprietary rights, we may be required to pay substantial damages. In addition, we may be required to re-engineer our products or seek to obtain licenses from third parties to continue to offer our products. Any efforts to re-engineer our products or obtain licenses on commercially reasonable terms may not be successful, which would prevent us from selling our products, and in any case, could substantially increase our costs and have a material adverse effect on our business, financial condition and results of operations.

Corporate Information

History

We were incorporated in the State of Delaware on February 8, 2012. We are a security technology company and we currently operate our business in one segment – hardware and software security systems and applications. We are engaged in the development of proprietary products and solutions that serve multiple end markets, including the security, healthcare, financial technology and the Internet of Things (“IoT”) markets. We evaluate the performance of our business on, among other things, profit and loss from operations. With extensive experience in access control, biometric and behavior-metric identity verification, security and privacy, encryption and data protection, payments, miniaturization, and sensor technologies, we develop and market solutions for payment, IoT and healthcare applications.

Our wholly-owned subsidiary, LogicMark, manufactures and distributes non-monitored and monitored personal emergency response systems sold through the VA, healthcare durable medical equipment dealers and distributors and monitored security dealers and distributors.

Our principal executive offices are located at 288 Christian Street, Hangar C, 2nd Floor, Oxford, Connecticut 06478, and our telephone number is (203) 266-2103. Our website address is www.nxt-id.com. The information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus. The information on our website is not part of this prospectus.

Recent Developments

Closing of August Offering and Designation of Series F Preferred Stock

As previously disclosed on the Company’s Current Report on Form 8-K filed with the SEC on August 17, 2021 (the “August 17th Form 8-K”), we closed a private placement offering on August 16, 2021 (the “August Offering”), pursuant to which we issued to institutional accredited investors (the “August Investors”), in consideration for an aggregate investment of $4,000,000 and pursuant to a securities purchase agreement, dated as of August 13, 2021 (the “August Purchase Agreement”), (i) an aggregate of 1,333,333 shares of Series F Preferred Stock and (ii) the warrants (the “August Warrants”), which each have a term of five and a half (5.5) years and are exercisable on February 16, 2022 for an aggregate of up to 6,666,665 shares of Common Stock at an exercise price of $0.78 per share, subject to customary adjustments thereunder. The shares of Series F Preferred Stock are convertible, at the option of the holders, subject to beneficial ownership limitations, into such number of shares equal to the Stated Value (valued at $3.00 per share in the Certificate of Designation of Preferences, Rights and Limitations of the Series F Preferred Stock (the “Series F Certificate of Designation”)) divided by the Conversion Price (initially valued at $0.60 per share in the Series F Certificate of Designation), which Conversion Price is subject adjustment as follows (such new Conversion Price, the “Reset Conversion Price”): (i) upon the SEC declaring the registration statement on Form S-3 to register for resale the shares of Common Stock issuable upon conversion or exercise, as applicable, of the shares of Series F Preferred Stock and the August Warrants (the “Resale Registration Statement”), the Conversion Price will equal 90% of the average VWAPs reported on Nasdaq for the five consecutive trading days after the effective date of the Resale Registration Statement (the “Conversion Price Reset Calculation Period”) if 90% of the average VWAPs for such period is lower than the Conversion Price in effect at the time of the effective date of the Resale Registration Statement; and (ii) upon the closing of this offering of shares of Common Stock and Warrants, the Conversion Price will equal the combined public offering price of the shares of Common Stock and accompanying Warrants if such combined public offering price is lower than the Conversion Price in effect at the time of the closing this offering, all subject to a floor Conversion Price of $0.375 per share (the “Floor Price”). On September 3, 2021, the SEC declared the Resale Registration Statement effective. The maximum number of shares of Common Stock issuable upon conversion of the 1,333,333 shares of Series F Preferred Stock at the Floor Price is 10,666,664 shares of Common Stock. As of September 10, 2021, an aggregate of 993,333 shares of Series F Preferred Stock have been converted by their holders into 5,445,009 shares of Common Stock, using an assumed Reset Conversion Price of $0.54729 per share.

In connection with the August Offering, on August 16, 2021, the Company filed with the Secretary of State of the State of Delaware (i) the Series F Certificate of Designation establishing the rights, preferences, privileges, qualifications, restrictions, and limitations relating to the Series F Preferred Stock, and (ii) an Elimination of the Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock in order to eliminate and cancel all designations, rights, preferences and limitations of our shares of Series E Convertible Preferred Stock, par value $0.0001 per share, of the Company (the “Series E Preferred Stock”). For more information on the preferences, rights and limitations of the Series F Preferred Stock, see the Form of Series F Certificate of Designation, filed as an exhibit to the August 17th Form 8-K.

Settlement Agreement with GDMSAI

As previously disclosed on the Company’s Current Report on Form 8-K filed with the SEC on August 13, 2021, the Company entered into a settlement agreement, effective August 11, 2021 (the “Settlement Agreement”), with Giesecke+Devrient Mobile Security America, Inc. (“GDMSAI”) to settle an ongoing dispute between the parties (the “Dispute”) with regard to the payment of dividends under the Company’s Certificate of Designations, Preferences and Rights of Series C Non-Convertible Voting Preferred Stock (the “Series C Certificate of Designations”). Pursuant to the Settlement Agreement, the Company has agreed to compensate GDMSAI in cash in full satisfaction of the amounts that GDMSAI asserted it is owed for past dividend payments under the Series C Certificate of Designations, with such payment obligations to be guaranteed by LogicMark, subject to the senior obligations to the Company’s senior lender, CrowdOut Capital LLC (“CrowdOut”). In addition, pursuant to the Settlement Agreement, each of the Company and GDMSAI have agreed to withdraw their respective filings with the Court of Chancery for the State of Delaware regarding the Dispute and have agreed that such payments to GDMSAI will be in full settlement and satisfaction of any obligations of the Company with respect to any litigation or proceedings relating to the Dispute.

Resignation of Vincent S. Miceli from the Board

As previously disclosed on the Company’s Current Report on Form 8-K filed with the SEC on August 13, 2021, Vincent S. Miceli notified the Company on August 9, 2021 of his decision to resign from the Board and as Chairman of the Board, effective immediately. Mr. Miceli did not resign due to any disagreement between the Company and Mr. Miceli, or any matter related to the Company s operations, policies or practices.

Interim Chief Financial Officer and Consulting Agreement

As previously disclosed on the Company’s Current Report on Form 8-K filed with the SEC on July 21, 2021, the Board formally appointed Mark Archer to the role of Interim Chief Financial Officer of the Company. In connection with such appointment, the Company entered into a consulting agreement, effective as of July 15, 2021, with FLG Partners, pursuant to which the Company has agreed to compensate FLG Partners for its engagement of Mr. Archer’s services to the Company in such role.

Appointment of Chief Executive Officer

As previously disclosed on the Company’s Current Report on Form 8-K filed with the SEC on June 17, 2021, Chia-Lin Simmons was appointed the roles of Chief Executive Officer of the Company and member of the Board, effective June 14, 2021. In connection therewith, the Company entered into an employment agreement with Ms. Simmons, dated as of June 8, 2021 and effective as of June 14, 2021 upon ratification of the Board (the “Simmons Employment Agreement”). Pursuant to the Simmons Employment Agreement, Ms. Simmons agreed to serve as our Chief Executive Officer in consideration for an annual cash salary, incentive bonuses as determined by the Board, a one-time sign-on bonus, and employee benefits, including health and disability insurance. Additionally, pursuant to the Simmons Employment Agreement and as a material inducement to Ms. Simmons’ acceptance of employment with the Company, the Company offered Ms. Simmons shares of restricted stock of the Company, which was approved by the Board’s compensation committee, and issued in accordance with Nasdaq Listing Rule 5635(c)(4) outside of the Company’s 2017 Stock Incentive Plan and 2013 Long-Term Stock Incentive Plan. In connection with the Stock Award, the parties entered into a restricted stock award Agreement on June 14, 2021, which agreement contemplates that the restricted shares vest over a 48-month period commencing on June 14, 2021. One fourth of such shares will vest on June 14, 2022 and thereafter, 1/36 of such shares will vest on the first day of each subsequent month until all such shares have vested.

CrowdOut Waiver

As previously disclosed in the Company’s Current Report on Form 8-K, filed with the SEC on May 9, 2019, the Company is a party to that certain Senior Secured Credit Agreement, dated May 3, 2019 (the “Credit Agreement”) between the Company and CrowdOut. The Credit Agreement provides, among other things, that any money judgment involving (i) in any individual case an amount in excess of $100,000 or (ii) in the aggregate at any time an amount in excess of $250,000 entered or filed against the Company that remains undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days will constitute an event of default. On May 25, 2021, CrowdOut agreed to waive Section 8.01(h) of the Credit Agreement for a period of 30-days, for a $5,000 monitoring fee, upon the Delaware Chancery Court entering a judgment in favor of GDMSAI against the Company in the amount of $540,000 plus interest. See also “Prospectus Summary – Recent Developments – Settlement Agreement with GDMSAI”.

Senior Secured Debt Prepayment

On May 3, 2021, the Company made a prepayment to CrowdOut of approximately $3.0 million in principal of its senior secured debt. As a result of such prepayment, the Company reduced the outstanding principal amount to approximately $2.2 million. On July 1, 2021, the Company, made a $1,064,627 voluntary prepayment on such term loan. The Company did not incur a prepayment premium as it relates to such voluntary prepayment. After such prepayment, the Company’s term loan balance was $0. As a result of such prepayment, as of the date of this prospectus, the Company has an outstanding exit fee of $1,072,500 due to CrowdOut in connection with such loan.

Regaining Compliance with Nasdaq Listing Requirements

On August 16, 2021, we received a letter from The Nasdaq Stock Market LLC, stating that The Nasdaq Stock Market LLC’s Hearing’s Panel (the “Panel”) has determined to grant the Company’s request to remain listed on Nasdaq (the “August Letter”), subject to the following conditions: (i) on or before August 19, 2021, the Company will have completed its planned private investment in public equity transaction, (ii) on or before August 26, 2021, the Company will have filed with the SEC a registration statement for the completion of a public offering, (iii) on or before September 15, 2021, the Company will have completed such public offering pursuant to such registration statement, (iv) on or before October 15, 2021, the Company will hold its planned special meeting of its stockholders to obtain approval to effect a reverse split of its Common Stock and Series C Non-Convertible Voting Preferred Stock of the Company, par value $0.0001 per share (the “Series C Preferred Stock”), and (v) on or before November 1, 2021, the Company will have demonstrated compliance with Nasdaq Listing Rule 5550(a)(2). On August 16, 2021, the Company closed the August Offering, which the Company believes resulted in compliance with the first condition listed in the August Letter described above. On August 26, 2021, the Company filed a registration statement, of which this prospectus forms a part, in order to comply with the second condition listed in the August Letter described above, and intends to complete this offering on or prior to September 15, 2021 in order to comply with the third condition listed in the August Letter described above, which condition is subject to the SEC declaring such registration statement effective prior to such date. The Company intends to hold its planned special meeting of its stockholders to effect such reverse split in order to comply with the fourth condition listed in the August Letter described above, and has filed a preliminary proxy statement with the SEC on July 23, 2021 regarding such special meeting. It is the Company’s intention that upon demonstrating compliance with conditions (i)-(iv) listed in the August Letter, it will be able to demonstrate compliance with Nasdaq Listing Rule 5550(a)(2) on or before November 1, 2021 to satisfy the fifth condition listed in the August Letter and described above.

As previously disclosed on our Current Report on Form 8-K that we filed with the SEC on May 24, 2019, we initially received written notice from the staff of the Listing Qualifications Department of The Nasdaq Stock Market LLC indicating that we were not in compliance with Nasdaq Listing Rule 5550(a)(2) because the closing bid price of our Common Stock had closed below $1.00 per share for the previous 30 consecutive business days (the “Minimum Bid Price Requirement”) and had 180 calendar days from the date therein to regain compliance, which was extended due to the global market impact caused by COVID-19 to August 3, 2020. We subsequently received a further extension from the Nasdaq Stock Market LLC requiring us to evidence a closing bid price of our Common Stock above $1.00 per share for at least ten consecutive trading days by February 1, 2021.

As previously disclosed on our Current Report on Form 8-K that we filed with the SEC on January 5, 2021, as a result of the closing bid price of our Common Stock having closed above $1.00 per share for at least ten consecutive trading days prior to February 1, 2021, we received a letter from The Nasdaq Stock Market LLC, dated January 4, 2021 (the “Nasdaq Letter”), confirming that we had, at that time, regained compliance with the Minimum Bid Price Requirement, but remained subject to a monitoring period until July 5, 2021 (the “Monitor Period”), pursuant to which (i) we were required to notify the Panel in writing in the event that the closing bid price of our Common Stock fell below $1.00 on any trading day and in the event we are not in compliance with any other applicable listing requirement and (ii) if the closing bid price of the Common Stock remained under $1.00 for thirty (30) consecutive trading days at any point during the Monitor Period, the Panel (or a newly convened Panel if the initial Panel was unavailable) was required to provide written notice to us that it would promptly conduct a hearing with regards to such deficiency

Subsequently, on June 18, 2021, we received a determination letter from The Nasdaq Stock Market LLC (the “June Letter”) stating that we had failed to maintain compliance with the Minimum Bid Price Requirement. As of May 27, 2021, the closing bid price of the Common Stock had not been at least $1.00 for thirty (30) consecutive trading days during the Monitor Period, resulting in the issuance of the June Letter to us, which advised us that our Common Stock was subject to delisting from Nasdaq, but providing us an opportunity to appeal such delisting determination by requesting a hearing with the Panel. We subsequently requested a hearing before the Panel to appeal the June Letter, which hearing was held on July 29, 2021 (the “July Hearing”). Subsequently, we received the August Letter described above.

There can be no assurance that the Company will be able to comply with all of the obligations placed on us by the Panel pursuant to the August Letter or The Nasdaq Stock Market LLC, and, assuming that we are able to comply with such obligations, that we will be able to continue to comply with the listing standards of The Nasdaq Stock Market LLC in the future, including the Minimum Bid Price Requirement. If we fail to meet all of the conditions listed in the August Letter, our Common Stock will be delisted from Nasdaq. Additionally, assuming we are able to comply with all such obligations, if we fail to comply with all applicable Nasdaq listing requirements now or in the future, our Common Stock may be subject to delisting from Nasdaq.

Legal Proceedings

On February 24, 2020, Michael J. Orlando, one of our former directors and our former Chief Operating Officer, as shareholder representative (the “Shareholder Representative”), and the other stockholders of Fit Pay (collectively, the “Fit Pay Shareholders”), filed a lawsuit in the United States District Court for the Southern District of New York against the Company, CrowdOut Capital, LLC, and Garmin International, Inc. (the “Complaint”). See Orlando v. Nxt-ID, Inc. No. 20-cv-1604 (S.D.N.Y.). The Complaint alleges that the Company has breached certain contractual obligations under a merger agreement, dated May 23, 2017, between Fit Pay and the Company, regarding certain future, contingent earnout payments allegedly that could be owed to the Fit Pay Shareholders from future revenues. The Complaint seeks unspecified monetary damages from the defendants. While we believe that these claims are without merit and we plan to vigorously defend the action, there is no assurance that we will be successful in such defense. On May 12, 2020, the Company filed an answer and counterclaims alleging, among other things, fraud and breach of fiduciary duty of the Shareholder Representative as well as arguing that the Shareholder Representative should be estopped from pursuing these claims. The Company has moved for summary judgment to have the lawsuit dismissed. In March 2021, following our successful application to stay all discovery, the court granted CrowdOut and Garmin’s separate motions to dismiss. The Shareholder Representative’s claim against the Company still remains and the Company’s motion for summary judgment is still pending.

THE OFFERING

Shares of Common Stock Offered	22,462,562 shares of Common Stock (25,831,946 shares of Common Stock if the underwriter exercises its over-allotment option in full to purchase shares of Common Stock), based on an assumed combined public offering price of $0.601 per share and accompanying Warrant, which is based on the closing price of our Common Stock of $0.601 per share on September 8, 2021.

Warrants offered by us	We are also offering Warrants to purchase up to an aggregate of 22,462,562 shares of Common Stock (Warrants to purchase up to an aggregate of 25,831,946 shares of Common Stock if the underwriter exercises its over-allotment option in full to purchase Warrants), based on an assumed combined public offering price of $0.601 per share and accompanying Warrant (other than with respect to shares of Common Stock purchased in connection with the underwriter’s over-allotment option). Each share of Common Stock is being sold together with a Warrant to purchase one (1) share of Common Stock. Warrants will be exercisable at an exercise price of $0.6611 per share for each share of Common Stock issuable (110% of the combined public offering price of the shares of Common Stock and accompanying Warrants), will be exercisable commencing on the effective date of a reverse stock split of our shares of Common Stock or an increase in the number of authorized shares of our Common Stock, so that we have a sufficient number of shares of Common Stock reserved for issuance upon exercise of the Warrants by paying the aggregate exercise price for the Warrants being exercised and, in the event there is, at any time, after the initial exercise date, no effective registration statement registering the Warrant Shares, or the prospectus contained therein is not available for the issuance of the Warrant Shares, then the Warrants may also be exercised on a cashless basis for a net number of shares, as provided in the formula in the Warrant. In either case, the Warrants will expire on the fifth anniversary of their initial exercise date. In addition, on the date on which such reverse stock split is effected, the exercise price of the Warrants will be reset to the lesser of (i) the exercise price then in effect after taking into account and adjusting for such reverse stock split and (ii) the closing per share price of the Common Stock immediately prior to the effective date of such reverse stock split, taking into account and adjusting for such split. This offering also relates to the shares of Common Stock issuable upon exercise of the Warrants. See “Description of the Securities That We Are Offering – Warrants”.

Assumed combined public offering price	$0.601 per share and accompanying Warrant. The actual number of shares of Common Stock and Warrants that we will offer will be determined based on the actual combined public offering price.

Option to purchase additional securities	We have granted the underwriter an option for a period of 45 days from the date of this prospectus to purchase up to an additional 3,369,384 shares of Common Stock based on an assumed public offering price of $0.591 attributed to the Common Stock and/or Warrants to purchase up to an additional 3,369,384 shares of Common Stock based on a public offering price of $0.01 attributed to the Warrants, without taking into account the underwriting discounts.

Common Stock outstanding after this offering (1)	81,719,469 shares of Common Stock, based on an assumed combined public offering price of $0.601 per share and accompanying Warrant (assuming no exercise of any Warrants and no exercise by the underwriter of its over-allotment option) (1).

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $12,265,114, based on an assumed combined public offering price of $0.601 per share and accompanying Warrant, assuming no exercise of any Warrants and no exercise by the underwriter of its over-allotment option, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for new product development, working capital and liability reduction purposes. See “Use of Proceeds” on page 24 of this prospectus supplement.

Risk factors	An investment in our securities is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section on page 14 and other information in this prospectus for a discussion of factors to consider before deciding to invest in the securities offered hereby. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Lock-up agreements	We and our directors and officers have agreed with the underwriter not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Stock or securities convertible into common stock for a period of three (3) months from the date of this prospectus without the prior written consent of the underwriter. See “Underwriting—Lock-up Agreements.”

Voting agreements	We expect certain investors who purchase in excess of $100,000 in this offering to agree with the underwriter to enter into a voting agreement pursuant to which such investors intend to agree to vote all shares of Common Stock they beneficially own on the closing date of this offering, including the shares of Common Stock purchased by them in this offering, with respect to any proposals presented to the stockholders of the Company at the Company’s next stockholders meeting, which is expected to be held on or around October 15, 2021; provided, however, that such requirement will not require such investor to vote its shares for or against any particular proposal or proposals, whether or not such proposal or proposals are recommended by our Board.

Transfer agent and registrar	The transfer agent and registrar for our Common Stock is VStock Transfer, LLC, with its business address at 18 Lafayette Place, Woodmere, NY 11598.

Nasdaq symbol and trading	Our Common Stock is listed on Nasdaq under the symbol “NXTD”. There is no established trading market for the Warrants, and we do not expect a trading market for the Warrants to develop. We do not intend to list the Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Warrants will be extremely limited.

(1)	Shares of our Common Stock that will be outstanding after this offering is based on 59,256,907 shares of Common Stock outstanding as of September 10, 2021, and excludes the following as of such date: (i) the exercise of outstanding warrants to purchase up to an aggregate of 16,044,798 shares of Common Stock at a weighted average exercise price of approximately $1.32 per share, (ii) the exercise of outstanding options granted to certain directors of the Company to purchase up to an aggregate of 408,584 shares of Common Stock at a weighted average exercise price of $0.59 per share, (iii) the conversion of the 340,000 outstanding shares of Series F Preferred Stock into up to 1,863,728 shares of Common Stock using an assumed Reset Conversion Price equal to $0.54729 per share, (iv) shares of our Common Stock issuable pursuant to the exercise of the Warrants and (v) shares of our Common Stock issuable upon exercise of the underwriter’s over-allotment option. For purposes of determining the number of shares of Common Stock issuable upon the 993,333 shares of Series F Preferred Stock that have been converted as of September 10, 2021 and the number of shares of Common Stock issuable upon the conversion of the 340,000 shares of Series F Preferred Stock outstanding, a Reset Conversion Price of $0.54729 per share has been assumed for the Conversion Price Reset Calculation Period, as only the average VWAPs for the four consecutive trading days after the effective date of the Resale Registration Statement has been calculated as of the date of this prospectus. The actual Reset Conversion Price for all five trading days for the Conversion Price Reset Calculation Period (which is subject to further adjustment pursuant to the Series F Certificate of Designation upon the closing of this offering if the public offering price of the shares of Common Stock is lower than the actual Reset Conversion Price on the date of such closing) has not been included in this prospectus, and the assumed Reset Conversion Price is based on the assumption that the fifth day’s VWAP is consistent with the VWAPs of the four previous trading days.

RISK FACTORS

An investment in the securities offered under this prospectus involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents that we incorporate by reference herein before you decide to invest in our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in this prospectus and in the documents incorporated by reference herein. Investors are further advised that the risks described below may not be the only risks we face. Additional risks that we do not yet know of, or that we currently think are immaterial, may also negatively impact our business operations or financial results. Any of the risks and uncertainties set forth in this prospectus and in the documents incorporated by reference herein, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of our securities.

Risks Related to this Offering and Ownership of Our Common Stock

If we are not able to comply with all of the conditions listed in the Panel’s August Letter or the applicable continued listing requirements or standards of the Nasdaq Capital Market, our Common Stock could be delisted from such exchange.

Our Common Stock is currently listed on Nasdaq. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to remain in compliance with Nasdaq’s listing standards or if we do later fail to comply and subsequently regain compliance with Nasdaq’s listing standards, that will be able to continue to comply with the applicable listing standards. If we are unable to maintain compliance with these Nasdaq requirements, our Common Stock will be delisted from Nasdaq.

On August 16, 2021, we received the August Letter from The Nasdaq Stock Market LLC, stating that the Panel has determined to grant the Company’s request to remain listed on Nasdaq, subject to the following conditions: (i) on or before August 19, 2021, the Company will have completed its planned private investment in public equity transaction, (ii) on or before August 26, 2021, the Company will have filed with the SEC a registration statement for the completion of a public offering, (iii) on or before September 15, 2021, the Company will have completed such public offering pursuant to such registration statement, (iv) on or before October 15, 2021, the Company will hold its planned special meeting of its stockholders to obtain approval to effect a reverse split of its Common Stock and Series C Preferred Stock, and (v) on or before November 1, 2021, the Company will have demonstrated compliance with Nasdaq Listing Rule 5550(a)(2). On August 16, 2021, the Company closed the August Offering, which the Company believes resulted in compliance with the first condition listed in the August Letter described above. On August 26, 2021, the Company filed a registration statement, of which this prospectus forms a part, in order to comply with the second condition listed in the August Letter described above, and intends to complete this offering on or prior to September 15, 2021 in order to comply with the third condition listed in the August Letter described above, which condition is subject to the SEC declaring such registration statement effective prior to such date. The Company intends to hold its planned special meeting of its stockholders to effect such reverse split in order to comply with the fourth condition listed in the August Letter described above, and has filed a preliminary proxy statement with the SEC on July 23, 2021 regarding such special meeting. It is the Company’s intention that upon demonstrating compliance with conditions (i)-(iv) listed in the August Letter, it will be able to demonstrate compliance with Nasdaq Listing Rule 5550(a)(2) on or before November 1, 2021 to satisfy the fifth condition listed in the August Letter and described above.

We had previously received the Nasdaq Letter from The Nasdaq Stock Market LLC, dated January 4, 2021, notifying us that we had, at that time, regained compliance with the Minimum Bid Price Requirement, as a result of the closing bid price of our Common Stock having closed above $1.00 per share for at least ten consecutive trading days prior to February 1, 2021, but remained subject to the Monitor Period until July 5, 2021. Subsequently, on June 18, 2021, we received the June Letter from The Nasdaq Stock Market LLC, stating that we had failed to maintain compliance with the Minimum Bid Price Requirement. As of May 27, 2021, the closing bid price of the Common Stock had not been at least $1.00 for thirty (30) consecutive trading days during the Monitor Period, resulting in the issuance of the June Letter to us, which advised us that our Common Stock was subject to delisting from Nasdaq, but providing us an opportunity to appeal such delisting determination by requesting a hearing with the Panel. We subsequently requested a hearing before the Panel to appeal the June Letter, which hearing was held on July 29, 2021 (the “July Hearing”). Subsequently, we received the August Letter described above.

There can be no assurance that the Company will be able to comply with all of the obligations placed on us by the Panel pursuant to the August Letter or The Nasdaq Stock Market LLC, and, assuming that we are able to comply with such obligations, that we will be able to continue to comply with the listing standards of The Nasdaq Stock Market LLC in the future, including the Minimum Bid Price Requirement. If we fail to meet all of the conditions listed in the August Letter, our Common Stock will be delisted from Nasdaq. Additionally, assuming we are able to comply with all such obligations, if we fail to comply with all applicable Nasdaq listing requirements now or in the future, our Common Stock may be subject to delisting from Nasdaq. See – “Prospectus Summary – Recent Developments – Regaining Compliance with Nasdaq Listing Requirements.”

In the event that our Common Stock is delisted from Nasdaq, as a result of our failure to comply with all of the obligations imposed on us in the August Letter, or due to our failure to continue to comply with any other requirement for continued listing on Nasdaq, and is not eligible for quotation on another market or exchange, trading of our Common Stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our Common Stock, and it would likely be more difficult to obtain coverage by securities analysts and the news media, which could cause the price of our Common Stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a national exchange. Additionally, in the event of such delisting, the holders of our Series F Preferred Stock will have the right to request that the Company redeem such shares in cash, which could materially and adversely affect our business, operating results and financial condition.

You will be unable to exercise the warrants and they may have no value if we are unable to obtain stockholder approval to effect a reverse split or increase our number of authorized shares of Common Stock.

We currently do not have sufficient number of authorized shares available to permit exercise of the Warrants. Therefore, the Warrants will not be exercisable until we obtain stockholder approval to effect a reverse stock split or an increase in our number of authorized shares of Common Stock or in an amount sufficient to permit exercise in full of the Warrants. If we are unable to obtain such stockholder approval, the Warrants will have no value and will expire. In no event may the Warrants be net cash settled, until they initially become exercisable. Our prior efforts to obtain stockholder approval of an increase in the number of authorized shares of Common Stock were not successful. Certain investors in this offering whose investment exceeds $100,000 will enter into a voting agreement whereby each such investor will agree to vote all shares of Common Stock that they beneficially own on the closing date of this offering with respect to any proposals presented to the stockholders of the Company at the Company’s next meeting of its stockholders, including the contemplated reverse split proposal. However, existing holders of Common Stock may have an incentive to vote against the proposal for such a reverse stock split in order to prevent dilution in their interests by the shares of Common Stock issuable upon exercise of the Warrants. Furthermore, in the event that the price of a share of our Common Stock does not exceed the exercise price of the Warrants during their exercise period, the Warrants may not have any value.

We will have used all of our unreserved, authorized shares.

As of September 10, 2021, we had 59,256,907 shares of Common Stock outstanding, outstanding warrants exercisable for up to 16,044,798 shares of Common Stock, shares of Series F Preferred Stock convertible into an aggregate of 1,863,728 shares of Common Stock (assuming the conversion of such shares of Series F Preferred Stock at $0.54729 per share) and options granted to members of our Board exercisable for up to 408,584 shares of Common Stock. Included in such 59,256,907 shares of Common Stock outstanding are 5,445,009 shares of Common Stock that were issued upon conversion of 993,333 shares of Series F Preferred Stock at the assumed Reset Conversion Price (as defined herein) and included in the 16,044,798 shares of Common Stock underlying outstanding warrants are 6,666,665 shares of Common Stock reserved for issuance upon exercise of the warrants issued in our August 2021 private placement in accordance with the terms of the agreements entered into in connection with such private placement. Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of Common Stock. As a result, after giving effect to the foregoing mentioned outstanding shares of Common Stock and shares reserved for issuance pursuant to warrants, shares of Series F Preferred Stock and options held by our directors, we only have 22,425,984 shares of Common Stock available for issuance in this offering. Our issuance of 22,462,562 shares of Common Stock in this offering (and up to an additional 3,369,384 shares of Common Stock in the event of the full exercise of the underwriter’s over-allotment option described below, if such over-allotment option is exercised fully in shares of Common Stock), would exceed the number of authorized shares of Common Stock we have available for issuance by 3,405,963 shares of Common Stock. Therefore, in order for us to consummate this offering, we will need to receive approval of holders of certain warrants to release at least 3,405,963 shares of Common Stock from shares of Common Stock reserved for issuance pursuant to outstanding warrants prior to the closing of this offering. In addition, pursuant to the terms of the Series F Certificate of Designation, the shares of Series F Preferred Stock are subject to reset provisions in the Series F Certificate of Designation that could result in us being required to issue additional shares of Common Stock to the holders of Series F Preferred Stock. For purposes of determining the number of shares of Common Stock that will no longer be subject to reservation and the number of shares issuable upon the 993,333 shares of Series F Preferred Stock that have been converted as of September 10, 2021 and the number of shares of Common Stock issuable upon conversion of the remaining 340,000 shares of Series F Preferred Stock outstanding, a Reset Conversion Price of $0.54729 per share has been assumed for the Conversion Price Reset Calculation Period, as only the average VWAPs for the four consecutive trading days after the effective date of the Resale Registration Statement has been calculated as of the date of this prospectus. The actual Reset Conversion Price for all five trading day of the Conversion Price Reset Calculation Period (which is subject to further adjustment pursuant to the Series F Certificate of Designation upon the closing of this offering if the public offering price of the shares of Common Stock is lower than the actual Reset Conversion Price on the date of such closing) has not been included in this prospectus, and the assumed Reset Conversion Price is based on the assumption that the fifth day’s VWAP is consistent with the VWAPs of the four previous trading days. In order to assure that there are a sufficient number of authorized shares of Common Stock to consummate this offering, the Company has entered into a side letter agreement with an existing warrant holder who has agreed to release shares of Common Stock reserved for issuance under warrants held by such warrant holder, and not exercise such warrants, with respect to those shares of Common Stock, so that we will have sufficient shares of Common Stock available satisfy our obligations under this offering. Upon our notification of the existing warrant holder of the number of shares required to be released to consummate this offering, such warrant holder will provide its confirmation and approval to release such shares of Common Stock and agree not to exercise the warrants for such shares.

In addition, pursuant to the terms of the Series F Certificate of Designation, the shares of Series F Preferred Stock are subject to reset provisions in the Series F Certificate of Designation that could result in us being required to issue additional shares of Common Stock to the holders of Series F Preferred Stock. For purposes of determining the number of shares of Common Stock that will no longer be subject to reservation and the number of shares issuable upon the 993,333 shares of Series F Preferred Stock that have been converted as of September 10, 2021 and the number of shares of Common Stock issuable upon conversion of the remaining 340,000 shares of Series F Preferred Stock outstanding, a Reset Conversion Price of $0.54729 per share has been assumed for the Conversion Price Reset Calculation Period, as only the average VWAPs for the four consecutive trading days after the effective date of the Resale Registration Statement has been calculated as of the date of this prospectus. The actual Reset Conversion Price for all five trading day of the Conversion Price Reset Calculation Period (which is subject to further adjustment pursuant to the Series F Certificate of Designation upon the closing of this offering if the public offering price of the shares of Common Stock is lower than the actual Reset Conversion Price on the date of such closing) has not been included in this prospectus, and the assumed Reset Conversion Price is based on the assumption that the fifth day’s VWAP is consistent with the VWAPs of the four previous trading days. The Company has determined that there will be a sufficient number of authorized shares of Common Stock available to issue to the holders of Series F Preferred Stock, upon conversion, since the number of shares reserved for issuance was based on a floor price of $0.375 per share and there are a sufficient number of shares available based on the higher Reset Conversion Price.

In addition, assuming we are able to consummate this offering and after having received approval from holders of certain of our warrants to release a sufficient number of shares of Common Stock that are reserved for issuance upon exercise of outstanding warrants and/or shares of our Series F Preferred Stock, we will have used all of our unreserved authorized shares of Common Stock and will need stockholder approval to implement an increase in our authorized shares of Common Stock or a reverse split of our shares of Common Stock. Our Certificate of Incorporation and the Delaware General Corporation Law (the “DGCL”), currently require the approval of stockholders holding not less than a majority of all outstanding shares of capital stock entitled to vote in order to approve an increase in our authorized shares of Common Stock or a reverse split of our shares of Common Stock. We intend to hold a special meeting of stockholders, on or before October 15, 2021, to seek stockholder approval of a reverse split of our shares of Common Stock by a ratio in the range of one-for-three to one-for-ten at the discretion of the Board. There are no assurances that stockholder approval will be obtained, in which event we will be unable to, among other things, raise additional capital through the issuance of shares of Common Stock to fund our future operations.

Under the terms of the Series F Certificate of Designation, the number of shares of Common Stock issuable upon conversion of the shares of Series F Preferred Stock will not be determinable until after the date on which the registration statement, of which this prospectus forms a part, is filed with the SEC, and may increase further depending on the date of pricing of this offering; as a result, investors in this offering will have a limited period of time after pricing in which to accurately determine how much dilution they will experience if they decide to participate in this offering.

Under the terms of the Series F Certificate of Designation, the number of shares of Common Stock issuable upon conversion of the shares of Series F Preferred Stock will not be determinable until after the date on which the registration statement, of which this prospectus forms a part, is filed with the SEC, and may increase further depending on the public offering price of the shares of Common Stock offered in connection with this offering, determined at pricing. As the actual Reset Conversion Price has not been calculated for all five trading days for the Conversion Price Reset Calculation Period, the assumed Reset Conversion Price used in this prospectus is based on the assumption that the fifth day’s VWAP is consistent with the VWAPs of the four previous trading days. If the fifth day’s VWAP is much lower than the four previous trading days, the actual Reset Conversion Price could be materially lower than the assumed Reset Conversion Price used throughout this prospectus, which would result in a substantial increase in the number of shares of Common Stock to such holders of Series F Preferred Stock upon conversion. Further, the actual Reset Conversion Price is subject to further adjustment pursuant to the Series F Certificate of Designation upon the pricing of this offering if the public offering price of the shares of Common Stock is lower than the actual Reset Conversion Price on the date of such closing (subject to the Floor Price of $0.375 per share), which could result in the issuance of additional shares of Common Stock in the event such holders convert their shares of Series F Preferred Stock. Although the Company has determined that there will be a sufficient number of authorized shares of Common Stock available to issue to the holders of Series F Preferred Stock, upon conversion, since the number of shares reserved for issuance was based on a floor price of $0.375 per share and there are a sufficient number of shares available based on the higher Reset Conversion Price,, investors in this offering will have a limited opportunity after the pricing of this offering to accurately assess how much they will be diluted in the event that they decide to participate in this offering.

The market price for our Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in our share price. You may be unable to sell your shares of Common Stock at or above the public offering price of the Common Stock purchased in this offering, which may result in substantial losses to you.

The market for our Common Stock is characterized by significant price volatility when compared to the shares of larger, more established companies that have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our Common Stock is, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our Common Stock could, for example, decline precipitously in the event that a large number of our Common Stock is sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares of Common Stock on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a large public float. Many of these factors are beyond our control and may decrease the market price of our Common Stock regardless of our operating performance.

Because of volatility in the stock market in general, the market price of our Common Stock will also likely be volatile.

The stock market in general, and the market for stocks of healthcare technology companies in particular, has been highly volatile. As a result, the market price of our Common Stock is likely to be volatile, and investors in our Common Stock may experience a decrease, which could be substantial, in the value of their shares of Common Stock or the loss of their entire investment for a number of reasons, including reasons unrelated to our operating performance or prospects. The market price of our Common Stock could be subject to wide fluctuations in response to a broad and diverse range of factors, including those described elsewhere in this “Risk Factors” section and this prospectus and the following:

●	recent price volatility and any known risks of investing in our Common Stock under these circumstances;

●	the market price of our Common Stock prior to the recent price volatility;

●	any recent change in financial condition or results of operations, such as in earnings, revenues or other measure of company value that is consistent with the recent change in the prices of our Common Stock; and

●	risk factors addressing the recent extreme volatility in stock price, the effects of a potential “short squeeze” due to a sudden increase in demand for our Common Stock as a result of current investor exuberance associated with technology-related stocks, the impact that this offering could have on the price of our Common Stock and on investors where there is a significant number of shares of Common Stock being offered relative to the number of shares of our Common Stock currently outstanding and, to the extent that the Company expects to conduct additional offerings in the future to fund its operations or provide liquidity, the dilutive impact of those offerings on investors that purchase such shares in the offering at a significantly higher price.

Substantial future sales of shares of our Common Stock could cause the market price of our Common Stock to decline.

We expect that significant additional capital will be needed in the near future to continue our planned operations. Sales of a substantial number of shares of our Common Stock in the public market following the completion of this offering, or the perception that these sales might occur, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Common Stock.

Moreover, after this offering, holders of our securities or their transferees, may be entitled to specified rights with respect to the registration of the offer and sale of their shares of Common Stock underlying such securities under the Securities Act. Registration of the offer and sale of such shares of Common Stock under the Securities Act would result in such shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration.

A large number of shares of Common Stock may be sold in the market following this offering and as a result of the SEC declaring effective the Resale Registration Statement on September 3, 2021, which may significantly depress the market price of our Common Stock.

The shares of Common Stock and Warrants sold in the offering will be freely tradable without restriction or further registration under the Securities Act. Additionally, the Company has registered for resale additional shares of Common Stock on the Resale Registration Statement, which consists of shares of Common Stock and convertible and exercisable securities issued in connection with private placement offerings that closed in December 2020, February 2021 and August 2021. The number of shares of Common Stock included on such registration statement consist of an aggregate of 10,666,664 shares of Common Stock issuable upon conversion of the outstanding Series F Preferred Stock, assuming the Conversion Price of such shares equals the Floor Price. On September 3, 2021, the SEC declared the Resale Registration Statement effective, and holders of an aggregate of 993,333 shares of Series F Preferred Stock have converted such shares into shares of Common Stock. An aggregate of 5,445,009 shares of Common Stock have been issued to such holders, assuming a Reset Conversion Price equal to $0.54729 per share, leaving an aggregate of 340,000 shares of Series F Preferred Stock outstanding upon such conversions. Further, such Reset Conversion Price may decrease further depending on the price of the Common Stock on the date on which the closing of this offering occurs, which could result in the issuance of more shares of Common Stock than would have been issuable prior to the Resale Registration Statement being declared effective and prior to this offering, in the event that the holders of the Series F Preferred Stock opt to convert such remaining outstanding shares. Prospectus Summary – Recent Developments – Closing of August Offering and Designation of Series F Preferred Stock”. As a result, a substantial number of shares of our Common Stock may be sold in the public market following this offering and as a result of the SEC declaring the Resale Registration Statement effective. If there are significantly more shares of Common Stock offered for sale than buyers are willing to purchase, then the market price of our Common Stock may decline to a market price at which buyers are willing to purchase the offered shares of Common Stock and sellers remain willing to sell our shares of Common Stock.

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing securities that would dilute the ownership of the Common Stock. Depending on the terms available to us, if these activities result in significant dilution, it may negatively impact the trading price of our shares of Common Stock.

We have financed our operations, and we expect to continue to finance our operations, acquisitions, if any, and the development of strategic relationships by issuing equity and/or convertible securities, which could significantly reduce the percentage ownership of our existing stockholders. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our Common Stock. Additionally, we may acquire other technologies or finance strategic alliances by issuing our equity or equity-linked securities, which may result in additional dilution. Any issuances by us of equity securities may be at or below the prevailing market price of our Common Stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our Common Stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of Common Stock. The holders of any securities or instruments we may issue may have rights superior to the rights of our common stockholders. If we experience dilution from issuance of additional securities and we grant superior rights to new securities over such stockholders, it may negatively impact the trading price of our shares of Common Stock.

You may experience immediate and substantial dilution in the book value per share of the securities that you purchase in this offering.

The assumed combined offering price per share and accompanying Warrant is substantially higher than the net tangible book value per share of our Common Stock. Therefore, if you purchase shares of Common Stock and Warrants in this offering at such assumed price, you will pay an effective price per share of Common Stock that you acquire that substantially exceeds our net tangible book value per share after this offering. Assuming a combined public offering price of $0.601 per share and accompanying Warrant, you will experience immediate dilution of approximately $0.45 per share, representing the difference between our pro forma as adjusted net tangible book value per share after giving effect to this offering and the assumed combined offering price per share and accompanying Warrant. In addition, if previously issued warrants, options and shares of our preferred stock are exercised for or converted into Common Stock at prices below the assumed combined offering price of our shares of Common Stock and accompanying Warrants, or the Warrants being offered in this offering are accounted for as liabilities, you will experience further dilution. See “Dilution” for a more detailed discussion of the dilution you may incur in connection with this offering. In addition, there is no guarantee that the combined offering price per share and accompanying Warrant post-offering will not decrease due to market conditions. The actual combined offering price per share and accompanying Warrant may be at, above or below such assumed combined offering price and will be determined at pricing based on, among other factors, the closing bid price of the Common Stock on the effective date of the registration statement of which this prospectus forms a part. See “Underwriting — Determination of Offering Price” for additional information.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights; and provisions in our charter documents could discourage a takeover that stockholders may consider favorable.

Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board. Our Board is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control of the Company. For example, it would be possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company. The Series C Preferred Stock currently ranks senior to the Common Stock and our Series F Preferred Stock and any class or series of capital stock created after the Series C Preferred Stock and has a special preference upon the liquidation of the Company. The Series F Preferred Stock currently ranks senior to the Common Stock and any class or series of capital stock created after the Series F Preferred Stock and has a special preference upon the liquidation of the Company. For further information regarding our shares of (i) Series C Preferred Stock, please refer to the Certificate of Designation filed as an exhibit to, and the disclosure contained in, the Series C Certificate of Designations filed as an exhibit to, and the disclosure contained in, our Current Report on Form 8-K filed with the SEC on May 30, 2017 and (ii) Series F Preferred Stock, please refer to the Form of Series F Certificate of Designation filed as an exhibit to, and the disclosure contained in, our Current Report on Form 8-K filed with the SEC on August 17, 2021.

If and when a larger trading market for our Common Stock develops, the market price of our Common Stock is still likely to be highly volatile and subject to wide fluctuations, and you may be unable to resell your shares of Common Stock at or above the public offering price of the shares of Common Stock in this offering.

The market price of our Common Stock may be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

●	variations in our revenues and operating expenses;

●	actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our Common Stock, other comparable companies or our industry generally;

●	market conditions in our industry, the industries of our customers and the economy as a whole;

●	actual or expected changes in our growth rates or our competitors’ growth rates;

●	developments in the financial markets and worldwide or regional economies;

●	announcements of innovations or new products or services by us or our competitors;

●	announcements by the government relating to regulations that govern our industry;

●	sales of our Common Stock or other securities by us or in the open market;

●	changes in the market valuations of other comparable companies; and

●	other events or factors, many of which are beyond our control, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, such as the recent outbreak of COVID-19, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability.

In addition, if the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our Common Stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our Common Stock might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of your investment in our Common Stock. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

We may acquire other technologies or finance strategic alliances by issuing our equity or equity-linked securities, which may result in additional dilution to our stockholders.

We have not, and neither the underwriter nor the financial advisor that we have engaged in connection with this offering have, authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus and the registration statement of which this prospectus forms a part, including the documents incorporated by reference herein. We may receive media coverage regarding our Company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. We have not, and neither the underwriter nor the financial advisor that we have engaged in connection with this offering have, authorized any other party to provide you with information concerning us or this offering, and such recipients should not rely on this information.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our share price and trading volume could decline.

The trading market for our Common Stock may depend in part on the research and reports that securities or industry analysts may publish about us or our business, our market and our competitors. We do not have any control over such analysts. If one or more such analysts downgrade or publish a negative opinion of our Common Stock, our share price would likely decline. If analysts do not cover our Company or do not regularly publish reports on us, we may not be able to attain visibility in the financial markets, which could have a negative impact on our share price or trading volume.

 We do not anticipate paying dividends in the foreseeable future; you should not invest in our shares of Common Stock if you expect dividends.

The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our Board may consider relevant.  If we do not pay dividends, our shares of Common Stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Additionally, the holder of our shares of Series C Preferred Stock are entitled to receive dividends pursuant to the Series C Certificate of Designations and the holders of our shares of Series F Preferred Stock are entitled to receive dividends pursuant to the Series F Certificate of Designations. The Series C Certificate of Designations requires us to pay cash dividends on our Series C Preferred Stock on a quarterly and cumulative basis at a rate of five percent (5%) per annum commencing on the date of issuance of such shares, which rate increases to fifteen percent (15%) per annum in the event that the Company’s market capitalization is $50 million or greater for thirty consecutive days. Since inception and to date, we have declared and paid an aggregate of approximately $660,921 in dividends on our shares of Series C Preferred Stock. See also “Prospectus Summary – Recent Developments – Settlement Agreement with GDMSAI”. The Series F Certificate of Designation requires us to pay dividends on our Series F Preferred Stock at a rate of ten percent (10%) per annum commencing on the date of issuance of such shares, which are payable until the earlier of the date on which such shares are converted or twelve months from such date of issuance. To date, we have not declared or paid dividends on our shares of Series F Preferred Stock, but we expect to declare and pay dividends on such shares as required by the Series F Certificate of Designation.

Subject to the payment of dividends on our shares of Series C Preferred Stock and Series F Preferred Stock, we currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our capital stock in the foreseeable future.

Financial Industry Regulatory Authority, Inc. (“FINRA”) sales practice requirements may limit a stockholder’s ability to buy and sell our shares Common Stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our shares of Common Stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our Common Stock, reducing a stockholder’s ability to resell shares of our Common Stock.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” The failure by our management to apply these funds effectively could harm our business.

There is no public market for the Warrants.

There is no established public trading market for the Warrants offered hereby, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Warrants will be limited.

The Warrants in this offering are speculative in nature.

Following this offering, the market value of the Warrants, if any, is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their imputed public offering price. In the event that our Common Stock price does not exceed the exercise price of the Warrants during the period when such Warrants are exercisable, such Warrants may not have any value. Furthermore, each Warrant will expire five years from its initial exercise date. See also “Risk Factors – You will be unable to exercise the warrants and they may have no value under certain circumstances”.

Holders of the Warrants will not have rights of holders of our shares of Common Stock until such Warrants are exercised.

The Warrants in this offering do not confer any rights of share ownership on their holders, but rather merely represent the right to acquire shares of our Common Stock at a fixed price. Until holders of Warrants acquire shares of our Common Stock upon exercise of the Warrants, holders of Warrants will have no rights with respect to our shares of Common Stock underlying such Warrants. See also “Risk Factors – You will be unable to exercise the warrants and they may have no value under certain circumstances”.

Risks Relating to our Business

We are uncertain of our ability to generate sufficient revenue and profitability in the future.

We continue to develop and refine our business model, but we can provide no assurance that we will be able to generate a sufficient amount of revenue, from our business in order to achieve profitability. It is not possible for us to predict at this time the potential success of our business. The revenue and income potential of our proposed business and operations are currently unknown. If we cannot continue as a viable entity, you may lose some or all of your investment in our Company.

We incurred a net loss from operations of $994,562 for the six months ended June 30, 2021 ($211,672 for the quarter then ended). As of June 30, 2021, we had cash and stockholders’ equity of $3,242,925 and $17,359,830, respectively. At June 30, 2021, the Company had a working capital deficiency of $1,230,275. We cannot provide any assurance that we will be able to raise additional cash from equity financings, secure debt financing, and/or generate revenue from the sales of our products. If we are unable to secure additional capital, we may be required to curtail our research and development initiatives and take additional measures to reduce costs in order to conserve our cash in amounts sufficient to sustain operations and meet our obligations.

Our business, financial condition and results of operations may be adversely affected by the recent coronavirus outbreak or other similar epidemics or adverse public health developments

The pandemic resulting from COVID-19 has caused many governments to implement quarantines and significant restrictions on travel, and to advise that people remain at home where possible and avoid crowds. This has led to many businesses shutting down or limiting operations as well as greater uncertainty in financial markets. To date, an economic downturn and other adverse impacts resulting from COVID-19 have resulted in our distributors and/or the VA significantly reducing orders for our products. Continuing effects of COVID-19, or other similar epidemics or adverse public health developments, may in all likelihood, extend these reduced product orders and continue the inability of our distributors and/or the VA to pay us for orders, for an undeterminable period of time. Delays and disruptions, such as difficulty obtaining components and temporary suspension of operations, have resulted in our existing inventory levels not being sufficient, and our business, financial condition and results of operations have been materially and adversely affected, as a result of a slowdown and suspension in our business. In the event that this slowdown and/or suspension carries on for a long period of time, this will, in all likelihood, continue to have a material adverse impact on our business. As a result of the current or future epidemics, we have been and may also continue to be impacted by shutdowns, employee impacts from illness and other community response measures meant to prevent spread of the virus, all of which has and may continue to negatively impact our business, financial condition and results of operations. Further, if we are regularly unable to meet our obligations to deliver our products to distributors and/or the VA, they may decide to terminate or reduce their distribution arrangements with us and our business could be adversely affected. As a result of prolonged effects of the COVID-19 pandemic, we may be forced to write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in losses. Even though these charges may be non-cash items and may not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. Accordingly, our securityholders could suffer a reduction in the value of our securities that they hold if the trading price of our Common Stock is adversely impacted due to such market perceptions. The extent to which COVID-19 will continue to impact our results will depend on future developments, which are highly uncertain and will include emerging information concerning the severity of COVID-19 and the actions taken by governments and private businesses to attempt to contain the virus. See “Prospectus Summary – Company Overview – COVID-19 Pandemic” for current information on the effects of the COVID-19 pandemic on our business.

Our business, financial condition and results of operations may be adversely affected if we are unsuccessful in our current litigation with certain stockholders of Fit Pay.

On February 24, 2020, the Shareholder Representative and the Fit Pay Shareholders filed a lawsuit in the United States District Court for the Southern District of New York against the Company, CrowdOut and Garmin International, Inc. See Orlando v. Nxt-ID, Inc. No. 20-cv-1604 (S.D.N.Y.). The Complaint alleges that the Company has breached certain contractual obligations under a merger agreement, dated May 23, 2017, between Fit Pay and the Company, regarding certain future, contingent earnout payments allegedly that could be owed to the Fit Pay Shareholders from future revenues. The Complaint seeks unspecified monetary damages from the defendants. While we believe that these claims are without merit and we plan to vigorously defend the action, there is no assurance that we will be successful in such defense. On May 12, 2020, the Company filed an answer and counterclaims alleging, among other things, fraud and breach of fiduciary duty of the Shareholder Representative as well as arguing that the Shareholder Representative should be estopped from pursuing these claims. The Company has moved for summary judgment to have the lawsuit dismissed. In March 2021, following our successful application to stay all discovery, the court granted CrowdOut and Garmin’s separate motions to dismiss. Orlando’s claim against the Company still remains and the Company’s motion for summary judgement is still pending.

In the event that we are unsuccessful in the defense of this lawsuit, we could be required to pay the Fit Pay Shareholders substantial damages which would, in all likelihood, have a material adverse effect on our business, financial condition and results of operations.

If we were to fail to comply with the payment obligations pursuant to, or otherwise default on our obligations under, the Settlement Agreement that we entered into with GDMSAI, our business, operating results and financial condition would be adversely affected.

Effective August 11, 2021, we and GDMSAI entered into the Settlement Agreement in order to settle the ongoing Dispute with regard to the payment of dividends under the Series C Certificate of Designations. Pursuant to the Settlement Agreement, we have agreed to pay GDMSAI a cash payment of $750,000 in full satisfaction of the amounts that GDMSAI asserted it is owed for past dividend payments under the Series C Certificate of Designations, $250,000 to have been paid within two business days after the effective date of the Settlement Agreement, and the remainder of which shall be paid to GDMSAI in monthly installments ending on November 30, 2021, with such payment obligations to be guaranteed by the Company’s wholly-owned subsidiary, LogicMark, subject to the senior obligations to the Company’s senior lender, CrowdOut. However, in the event that we fail to repay GDMSAI pursuant to the terms of the Settlement Agreement, all remaining payments due under the Settlement Agreement will be due within seven (7) days of the date on which such payment was not made, plus a penalty payment of 10% of such remaining balance due. Additionally, in the event of such failure to repay or other material breach, we have agreed to repay all of GDMSAI’s legal expenses in enforcing such repayment obligations upon such breach. Any such material breach and resulting repayment obligations could have a material adverse effect on our business, financial condition and results of operations.

If we are required to redeem the shares of Series F Preferred Stock pursuant to the Series F Certificate of Designation, our business, operating results and financial condition would be adversely affected.

On August 16, 2021, we filed the Series F Certificate of Designation with the Secretary of State of Delaware in connection with the August Offering and our issuance of an aggregate of 1,333,333 shares of our Series F Preferred Stock to the August Investors. A portion of such shares of Series F Preferred Stock may be converted into shares of Common Stock prior to the closing of this offering. Pursuant to the Series F Certificate of Designation, in the event that the Common Stock is delisted from Nasdaq, the August Investors will have a right to request that the Company redeem their shares of Series F Preferred Stock in cash. In the event that we are required to redeem such shares of Series F Preferred Stock, this could have a material adverse effect on our business, financial condition and results of operations.

We are presently a small company with too limited resources and personnel to establish a comprehensive system of internal controls. If we fail to maintain an effective system of internal controls, we would not be able to accurately report our financial results on a timely basis or prevent fraud. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our Common Stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our brand and operating results would be harmed. We may in the future discover areas of our internal controls that need improvement. For example, because of size and limited resources, our external auditors may determine that we lack the personnel and infrastructure necessary to properly carry out an independent audit function. Although we believe that we have adequate internal controls for a company with our size and resources, we are not certain that the measures that we have in place will ensure that we implement and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, would harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls would also cause investors to lose confidence in our reported financial information, which would have a negative effect on our company and the trading price of our Common Stock.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. generally accepted accounting principles. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis.

As of December 31, 2020, we have identified certain matters that constituted material weaknesses in our internal controls over financial reporting. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our Common Stock. As of June 30, 2021, our management concluded that such material weaknesses in our internal controls over financial reporting continue to exist.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the sections entitled “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” included in this prospectus and in our other filings with the SEC incorporated by reference to the registration statement of which this prospectus forms a part, contains forward-looking statements within the meaning of Section 21(E) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act. These forward-looking statements include, without limitation: statements regarding proposed new products or services; statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of our management’s goals and objectives; statements concerning our competitive environment, availability of resources and regulation; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; and other similar expressions concerning matters that are not historical facts. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes” and “estimates,” and variations of such terms or similar expressions, are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or our management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. You should review our subsequent reports filed with the SEC described in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference,” all of which are accessible on the SEC’s website at www.sec.gov.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the market in which we operate, including our market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made based on such data and other similar sources and on our knowledge of the markets for our products. These data sources involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, all of the information in this prospectus concerning our industry and the market in which we operate, including our market position, market opportunity, size and growth, does not take into account the effects that COVID-19 has had on such industry and market.

We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the securities offered by this prospectus in this offering will be $12,265,114 ($14,117,029 if the underwriters exercise their over-allotment option in full solely for shares of Common Stock and $12,296,449 if the underwriters exercise their over-allotment option in full solely for Warrants), based on an assumed combined public offering price of $0.601 per share and accompanying Warrant, excluding any exercise of the Warrants, and after deducting commissions and estimated offering expenses payable by us. We will only receive additional proceeds from the exercise of the Warrants issuable in this offering if the Warrants are exercised at their assumed exercise price of $0.6611 per share of Common Stock and the holders of such Warrants pay the exercise price of such Warrants in cash.

As of the date of this prospectus, we cannot predict with certainty all the uses for the net proceeds to be received upon the completion of this offering. We currently intend to use the net proceeds from this offering for new product development, working capital and liability reduction purposes. We may also use a portion of the net proceeds for the acquisitions of businesses, products, technologies or licenses that are complementary to our business, although we have no present commitments or agreements to do so. We have not allocated specific amounts of net proceeds for any of these purposes.

Each $1.00 increase in the assumed combined public offering price of $0.601 per share and accompanying Warrant, would increase the net proceeds to us from this offering by approximately $20.9 million, assuming the number of shares of Common Stock and Warrants offered by us, as set forth on the cover of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us and assuming no exercise of the Warrants and the underwriter’s over-allotment option. We may also increase or decrease the number of shares of Common Stock and Warrants that we are offering. An increase (decrease) of 1,000,000 shares of Common Stock and Warrants offered by us would increase (decrease) the net proceeds to us from this offering by approximately $0.6 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and assuming no exercise of the underwriter’s over-allotment option and that the combined public offering price of such shares of Common Stock and accompanying Warrants remains as set forth on the cover page of this prospectus remains the same. The as adjusted information discussed above is illustrative only and will adjust based on the actual combined public offering price and other terms of this offering determined at pricing.

The allocation of the net proceeds of the offering set forth above is based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures may vary significantly and will depend on numerous factors, including market conditions, cash generated or used by our operations, business developments and opportunities that may arise and related rate of growth. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used include:

●	the existence of other opportunities or the need to take advantage of changes in timing of our existing activities;

●	the need or desire on our part to accelerate, increase or eliminate existing initiatives due to, among other things, changing market conditions and competitive developments; and/or

●	if strategic opportunities present themselves (including acquisitions, joint ventures, licensing and other similar transactions).

From time to time, we evaluate these factors and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized.

We believe that the net proceeds of this offering, together with the net proceeds from the August Offering and cash on hand, will be sufficient to fund our operations through the balance of 2021 and for the foreseeable future. Should we find it necessary to raise additional funding, additional capital may not be available on terms favorable to us, or at all. If we raise additional funds by issuing equity securities, our stockholders may experience dilution. Debt financing, if available, may involve restrictive covenants or additional security interests in our assets. Any additional debt or equity financing that we complete may contain terms that are not favorable to us or our stockholders. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish some rights to our technologies or products or grant licenses on terms that are not favorable to us. If we are unable to raise adequate funds, we may have to delay, reduce the scope of, or eliminate some or all of, our development programs or liquidate some or all of our assets.

DIVIDEND POLICY

We have never declared or paid any dividends on our Common Stock. We currently intend to retain all available funds and any future earnings for the operation and expansion of our business and, therefore, we do not anticipate declaring or paying dividends in the foreseeable future.

Additionally, the holder of our shares of Series C Preferred Stock are entitled to receive dividends pursuant to the Series C Certificate of Designations and the holders of our shares of Series F Preferred Stock are entitled to receive dividends pursuant to the Series F Certificate of Designations. The Series C Certificate of Designations requires us to pay cash dividends on our Series C Preferred Stock on a quarterly and cumulative basis at a rate of five percent (5%) per annum commencing on the date of issuance of such shares, which rate increases to fifteen percent (15%) per annum in the event that the Company’s market capitalization is $50 million or greater for thirty consecutive days. Since inception and to date, we have declared and paid an aggregate of approximately $660,921 in dividends on our shares of Series C Preferred Stock. See also “Prospectus Summary – Recent Developments – Settlement Agreement with GDMSAI”. The Series F Certificate of Designation requires us to pay dividends on our Series F Preferred Stock at a rate of ten percent (10%) per annum commencing on the date of issuance of such shares, which are payable until the earlier of the date on which such shares are converted or twelve months from such date of issuance. To date, we have not declared or paid dividends on our shares of Series F Preferred Stock, but we expect to declare and pay dividends on such shares as required by the Series F Certificate of Designation.

The payment of dividends on our Common Stock will be at the discretion of our Board, are subject to the terms of the Series C Certificate of Designations and the Series F Certificate of Designation and the dividend payments made to holders of our shares of Series C Preferred Stock and Series F Preferred Stock, and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our future debt agreements, and other factors that our Board may deem relevant.

CAPITALIZATION

The following table sets forth our actual cash and cash equivalents and our capitalization as of June 30, 2021:

●	on an actual basis;

●	on a pro forma basis to give effect to the (i) the receipt of funds from the issuance and sale of the following securities, pursuant to a private placement offering that we closed on August 16, 2021: (x) an aggregate of 1,333,333 shares of our Series F Preferred Stock and (y) August Warrants to purchase up to an aggregate of 6,666,665 shares of Common Stock at an exercise price of $0.78 per share; (ii) the cash payment of $250,000 to GDMSAI pursuant to the Settlement Agreement; (iii) the $1,064,627 voluntary prepayment on our term loan to CrowdOut; (iv) the issuance of 500,000 shares of Common Stock to Mr. Miceli in September 2021; and (v) the conversion of 993,333 shares of Series F Preferred Stock into 5,445,008 shares of Common Stock, assuming a Reset Conversion Price of $0.54729 per share; and

●	on a pro forma as adjusted basis to give further effect to the issuance and sale of (i) 22,462,562 shares of our Common Stock and accompanying Warrants to purchase up to 22,462,562 shares of our Common Stock at a combined assumed public offering price of $0.601 per share and accompanying Warrant, after deducting commissions and estimated offering expenses payable by us.

You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our condensed consolidated financial statements and related notes appearing in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which are incorporated by reference in this prospectus. The information below has also been provided on an as adjusted basis to give further effect to this current offering.

	As of June 30, 2021
	Actual (unaudited)	Pro Forma	Pro Forma As Adjusted (unaudited)
Cash and cash equivalents	$3,242,925	$5,727,414	$17,992,528
Borrowings	1,064,627	-	-
Series C Preferred Stock, par value $0.0001 per share: 2,000 shares designated, issued and outstanding – actual, pro forma and pro forma as adjusted, respectively	1,807,300	1,807,300	1,807,300

Stockholders’ Equity:
Preferred stock, par value $0.0001 per share: 10,000,000 shares authorized:
Series A Preferred Stock, par value $0.0001 per share: 0 shares designated, issued and outstanding – actual, pro forma and pro forma as adjusted, respectively	-	-	-
Series B Preferred Stock, par value $0.0001 per share: 0 shares designated, issued and outstanding – actual, pro forma and pro forma as adjusted, respectively	-	-	-
Series D Preferred Stock, par value $0.0001 per share: 0 shares designated, issued and outstanding – actual, pro forma and pro forma as adjusted, respectively	-	-	-
Series E Preferred Stock, par value $0.0001 per share: 0 shares designated, issued and outstanding – actual, pro forma and pro forma as adjusted, respectively	-	-	-
Series F Preferred Stock, par value $0.0001 per share: 1,333,333 shares designated and 0 shares, 340,000 shares and 340,000 shares issued and outstanding – actual, pro forma and pro forma as adjusted, respectively	-	1,020,000	1,020,000
Common Stock, par value $0.0001 per share: 100,000,000 shares authorized and 53,311,898 shares, 59,256,907 and 81,719,469 shares of Common Stock issued and outstanding – actual, pro forma and pro forma as adjusted	5,331	5,926	8,172
Additional paid-in capital	89,041,202	92,120,223	104,383,091
Accumulated deficit	(71,686,703)	(71,686,703)	(71,686,703)
Total stockholders’ equity	17,359,830	21,459,446	33,724,560

Total capitalization	$20,231,757	$23,266,746	$35,531,860

A $1.00 increase in the assumed combined public offering price of $0.601 per share and accompanying Warrant (which is based on the last reported closing price of our Common Stock of $0.601 per share on September 8, 2021), would increase cash and cash equivalents, working capital, total assets, and total stockholders’ equity by approximately $20.9 million, assuming the number of shares of Common Stock and Warrants offered by us, as set forth on the cover of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us and assuming no exercise of the Warrants and the underwriter’s over-allotment option. An increase (decrease) in the number of shares of Common Stock and Warrants that we are offering of 1,000,000 shares of Common Stock and Warrants offered by us would increase (decrease) cash and cash equivalents, working capital, total assets, and total stockholders’ equity by approximately $0.6 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and assuming no exercise of the underwriter’s over-allotment option and that the combined public offering price of such shares of Common Stock and accompanying Warrants remains as set forth on the cover page of this prospectus remains the same. The pro forma as adjusted information discussed above is illustrative only and will adjust based on the actual combined public offering price and other terms of this offering determined at pricing.

The total number of shares of our Common Stock reflected in the discussion and tables above is based on 53,311,898 shares of our Common Stock outstanding as of June 30, 2021 and assumes no exercise of the underwriter’s over-allotment option, which number of outstanding shares excludes as of such date: (i) the exercise of outstanding warrants to purchase up to an aggregate of 9,378,133 shares of Common Stock at a weighted average exercise price of $1.70 per share; (ii) the exercise of outstanding options granted to certain directors of the Company to purchase up to an aggregate of 408,584 shares of Common Stock at a weighted average exercise price of $0.59 per share; (iii) the conversion of the 1,333,333 outstanding shares of Series F Preferred Stock into any shares of Common Stock; and (iv) the exercise of any Warrants issued in connection with this offering.

DILUTION

If you invest in the securities being offered by this prospectus, your interest will be diluted immediately to the extent of the difference between the combined public offering price per share and accompanying Warrant and the adjusted net tangible book value per share of our Common Stock after this offering.

Our net tangible book value as of June 30, 2021 was approximately $(2,980,517), or $(0.06)  per share of our Common Stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by 53,311,898 shares of Common Stock outstanding at June 30, 2021.

After giving effect to the pro forma effect of (i) the receipt of funds from the issuance and sale of the following securities, pursuant to a private placement offering that we closed on August 16, 2021: (x) an aggregate of 1,333,333 shares of our Series F Preferred Stock and (y) August Warrants to purchase up to an aggregate of 6,666,665 shares of Common Stock at an exercise price of $0.78 per share; (ii) the cash payment of $250,000 to GDMSAI pursuant to the Settlement Agreement; (iii) the $1,064,627 voluntary prepayment on our term loan to CrowdOut, (iv) the issuance of 500,000 shares of Common Stock to Mr. Miceli in September 2021 and (v) the conversion of 993,333 shares of Series F Preferred Stock into 5,445,008 shares of Common Stock, assuming a Reset Conversion Price of $0.54729 per share, our pro forma net tangible book value as of June 30, 2021 would have been approximately $99,099 or approximately $0 per share, assuming no conversion of the remaining 340,000 outstanding shares of Series F Preferred Stock. After giving effect to the pro forma events listed above and to our sale in this offering of 22,462,562 shares of Common Stock and accompanying Warrants offered by this prospectus (assuming a combined public offering price of $0.601 per share of Common Stock and accompanying Warrant), and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, assuming no exercise of the Warrants, assuming no exercise by the underwriter of the over-allotment option, our pro forma as adjusted net tangible book value as of June 30, 2021 would have been approximately $12,364,213 or approximately $0.15 per share. This represents an immediate increase in pro forma as adjusted net tangible book value of approximately $0.15 per share to our existing stockholders and an immediate dilution in pro forma as adjusted net tangible book value of approximately $0.45 per share to purchasers of our securities in this offering, as illustrated by the following table:

Combined assumed public offering price per share of Common Stock and accompanying Warrant		$0.601
Historical net tangible book value per share at June 30, 2021, before giving effect to this offering	$(0.06)
Increase in pro forma net tangible book value per share at June 30, 2021, attributable to current shareholders before giving effect to this offering (assuming conversion of all outstanding shares of Series F Preferred Stock at a Reset Conversion Price equal to $0.54729 per share)	$0.06
Pro forma net tangible book value per share at June 30, 2021, before giving effect to this offering (assuming conversion of all outstanding shares of Series F Preferred Stock at a Reset Conversion Price equal to $0.54729 per share)	$0.00
Increase (decrease) in pro forma as adjusted net tangible per share attributable to investors in this offering	$0.15
Pro forma as adjusted net tangible book value per share, as adjusted to give effect to this offering	$0.15
Dilution to pro forma as adjusted net tangible book value per share to investors in this offering		$0.45

If the underwriters exercise their option only to purchase 3,369,384 additional shares of Common Stock in this offering at the assumed offering price of $0.591 per share attributed to the Common Stock, after deducting the underwriting discounts and commissions and based on the other above assumptions, the pro forma as adjusted net tangible book value per share after this offering would be $0.17 per share, the incremental increase in the pro forma as adjusted net tangible book value per share to existing stockholders would be $0.02 per share and the dilution to new investors purchasing shares in this offering would be $0.43 per share. If the underwriters exercise their option only to purchase 3,369,384 additional Warrants in this offering at the assumed offering price of $0.01 per Warrant attributed to the Warrants, after deducting the underwriting discounts and commissions and based on the other above assumptions, the pro forma as adjusted net tangible book value per share after this offering would be $0.15 per share, there would be no increase in the pro forma as adjusted net tangible book value per share to existing stockholders and the dilution to new investors purchasing shares in this offering would be $0.45 per share.

A $1.00 increase in the assumed combined public offering price of $0.601 per share and accompanying Warrant (which is based on the last reported closing price of our Common Stock of $0.601 per share on September 8, 2021), would increase our pro forma as adjusted net tangible book value after giving effect to this offering by approximately $20,890,183 and the dilution to pro forma as adjusted net tangible book value per share to new investors in this offering by $1.19 per share, assuming the number of shares of Common Stock and Warrants offered by us, as set forth on the cover of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us and assuming no exercise of the Warrants and the underwriter’s over-allotment option.

The following table summarizes as of June 30, 2021, on a pro forma as adjusted basis, as described above, the number of shares of our Common Stock, the total consideration and the average price per share (1) paid to us by our existing stockholders and (2) to be paid by investors purchasing shares of our Common Stock and accompanying Warrants in this offering, assuming a combined public offering price of $0.601 per share of Common Stock and accompanying Warrant offered by this prospectus, before deducting underwriting discounts and commissions and estimated offering expenses payable by us:

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Existing stockholders	59,256,907	72.5%	$93,176,705	87.3%	$1.572
New investors	22,462,562	27.5%	$13,500,000	12.7%	0.601
Total	81,719,469	100.0%	106,676,705	$100.0%	$1.305

The total number of shares of our Common Stock reflected in the discussion and tables above is based on 53,311,898 shares of our Common Stock outstanding as of June 30, 2021 and the 53,311.898 does not take into account the exercise of the underwriter’s over-allotment option and excludes as of such date: (i) the exercise of outstanding warrants to purchase up to an aggregate of 9,378,133 shares of Common Stock at a weighted average exercise price of $1.70 per share; (ii) the exercise of outstanding options granted to certain directors of the Company to purchase up to an aggregate of 408,854 shares of Common Stock at a weighted average exercise price of $0.59 per share; (iii) the conversion of the 1,333,333 outstanding shares of Series F Preferred Stock into any shares of Common Stock; and (iv) the exercise of any Warrants issued in connection with this offering.

To the extent that our outstanding options, warrants or shares of Series F Preferred Stock are exercised or converted, as applicable, you could experience further dilution. To the extent that we raise additional capital through the sale of additional equity, the issuance of any of our shares of Common Stock could result in further dilution to our stockholders.

PROPERTIES

Our principal offices are located at 288 Christian Street, Hangar C, 2nd Floor, Oxford, Connecticut 06478, and our telephone number is (203) 266-2103. The principal offices of LogicMark are located at 2801 Diode Lane, Louisville, Kentucky 40299. Our corporate telephone number is (203) 266-2103. We believe the current offices and facilities for us and our subsidiaries are adequate for the near future.

LEGAL PROCEEDINGS

On February 24, 2020, the Shareholder Representative and the Fit Pay Shareholders filed a lawsuit in the United States District Court for the Southern District of New York against the Company, CrowdOut Capital, LLC, and Garmin International, Inc. (the “Complaint”). See Orlando v. Nxt-ID, Inc. No. 20-cv-1604 (S.D.N.Y.). The Complaint alleges that the Company has breached certain contractual obligations under a merger agreement, dated May 23, 2017, between Fit Pay and the Company, regarding certain future, contingent earnout payments allegedly that could be owed to the Fit Pay Shareholders from future revenues. The Complaint seeks unspecified monetary damages from the defendants. While we believe that these claims are without merit and we plan to vigorously defend the action, there is no assurance that we will be successful in such defense. On May 12, 2020, the Company filed an answer and counterclaims alleging, among other things, fraud and breach of fiduciary duty of the Shareholder Representative as well as arguing that the Shareholder Representative should be estopped from pursuing these claims. The Company has moved for summary judgment to have the lawsuit dismissed. In March 2021, following our successful application to stay all discovery, the court granted CrowdOut and Garmin’s separate motions to dismiss. The Shareholder Representative’s claim against the Company still remains and the Company’s motion for summary judgment is still pending. See “Prospectus Summary – Legal Proceedings”.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Except as superseded by the disclosure in this section, the disclosure of the Company’s directors, executive officers and corporate governance in Part III, Item 10 of the Company’s Annual Report on Form 10-K as filed with the SEC on April 15, 2021 is incorporated herein by reference (see “Incorporation of Certain Information by Reference”):

Our executive officers and directors and their ages and positions are as follows:

Name	Age	Position	Date First Elected or Appointed
Chia-Lin Simmons	48	Chief Executive Officer and Director	June 14, 2021
Mark Archer	64	Interim Chief Financial Officer	July 15, 2021
Major General David R. Gust, USA, Ret	78	Director	June 25, 2012
Michael J. D’Almada-Remedios, PhD	58	Director	September 26, 2013
Daniel P. Sharkey	64	Director	June 23, 2014
Robert A. Curtis, Pharm.D.	66	Director	July 25, 2018

Chia-Lin Simmons, Chief Executive Officer and Director

Ms. Simmons has served as Chief Executive Officer and a director of the Company since June 14, 2021. From 2016 to June 2021, Ms. Simmons served as the CEO and co-founder of LookyLoo, Inc., an artificial intelligence social commerce company. Ms. Simmons currently also serves as a member of the board of directors for Servco Pacific Inc., a global automotive and consumer goods company with businesses in mobility, automotive distribution and sales, and entertainment, and for New Energy Nexus, an international organization that supports clean energy entrepreneurs with funds, accelerators and networks. From 2014 to 2016, Ms. Simmons served as Head of Global Partner Marketing at Google Play, prior to which, between 2010 and 2014, she served as VP of Marketing & Content for Harman International. Ms. Simmons received her B.A. in Communications, Magna cum Laude and Phi Beta Kappa, from the University of California, San Diego in 1995. She also received her M.B.A. from Cornell University in 2002, and her J.D. from George Mason University in 2005, and is currently a licensed attorney in the State of New York. The Company believes that Ms. Simmons’ broad technology industry expertise, her experience in product development and launch, and her role as Chief Executive Officer give her the qualifications and skills to serve as a member of the Board.

Mark Archer, Interim Chief Financial Officer

Mr. Archer currently serves as a Partner at FLG Partners, LLC (“FLG Partners”), a Silicon Valley chief financial officer services and board advisory consultancy firm. Mr. Archer has over 40 years of financial and operational experience, including assignments in technology and consumer products companies. Prior to joining FLG Partners in April 2021, from 1997 to 2020, Mr. Archer served as Executive Vice President and Chief Financial Officer of Saxco International LLC, a leading US distributor of glass and other rigid packaging solutions to the wine, beer and spirits industries. Prior to his time at Saxco International LLC, from 2016 to 2018, Mr. Archer served as President and Chief Executive Officer of Swarm Technology LLC, a growth stage technology company developing proprietary software, using Internet of Things architecture, and manufacturing hardware for direct sales to the agricultural industry. Mr. Archer received both his B.S. degree in Business Administration and an M.B.A. in Finance from the University of Southern California.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements for our directors and executive officers, the following is a summary of transactions since the years ended December 31, 2020, 2019 and 2018 to which we have been a party in which the amount involved exceeded the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our then directors, executive officers or holders of more than 5% of any class of our stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest.

On August 16, 2021, we closed the August Offering, which was conducted pursuant to the August Purchase Agreement, whereby we issued to certain institutional investors, including Anson Investments Master Fund LP and Alpha Capital Anstalt, each of which beneficially owned 5% or more of our outstanding shares of Common Stock at such time (collectively, the “Investors”), in a private placement offering (i) an aggregate of 1,333,333 shares of Series F Preferred Stock and (ii) the August Warrants exercisable for up to 6,666,665 shares of Common Stock at an exercise price of $0.78 per share, subject to customary adjustments thereunder, which are exercisable six months from the date of issuance and have terms of five and a half (5.5) years. Anson Investments Master Fund received 666,666 shares of Series F Preferred Stock and August Warrants exercisable for up to 3,333,330 shares of Common Stock in consideration for approximately $2 million and Alpha Capital Anstalt received 333,333 shares of Series F Preferred Stock and August Warrants exercisable for up to 1,666,665 shares of Common Stock in consideration for $1 million. The August Offering resulted in gross proceeds of approximately $4 million, before deducting any offering expenses.

On February 2, 2021, we closed concurrent registered direct and private placement offerings pursuant to a securities purchase agreement, dated as of January 29, 2021 (the “January Purchase Agreement”), in which we issued to the Investors, each of which beneficially owned 5% or more of our outstanding shares of Common Stock at such time, an aggregate of 1,476,016 shares of Series E Preferred Stock and common stock purchase warrants exercisable for an aggregate of 2,952,032 shares of Common Stock (such concurrent offerings collectively, the “February Offering”), which was conducted pursuant to pursuant to a securities purchase agreement, dated as of January 29, 2021. Such warrants were exercisable at an exercise price of $1.23 per share, subject to customary adjustments thereunder, which were exercisable immediately upon issuance and had five year terms. The February Offering resulted in gross proceeds to the Company of approximately $4 million, before deducting any offering expenses, and the Investors participated equally with respect to the consideration paid and the amount of securities received pursuant to the February Offering.

During the year ended December 31, 2018, we recognized revenue of $737,993 from WorldVentures Holdings, LLC (“WVH”), a related party. Dr. D’Almada-Remedios, a director of the Company, was the former Chief Executive Officer of Flye Inc., a payment technology company owned by WVH. In addition, our accounts receivable, net balance at December 31, 2018 included $0, due from WVH.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 10, 2021, information regarding beneficial ownership of our capital stock by:

●	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Common Stock, Series C Preferred Stock and Series F Preferred Stock;

●	each of our named executive officers;

●	each of our directors; and

●	all of our executive officers and directors as a group.

The percentage ownership information shown in the table prior to this offering is based upon 59,256,907 shares of Common Stock, 2,000 shares of Series C Preferred Stock and 340,000 shares of Series F Preferred Stock outstanding as of September 10, 2021. The percentage ownership information shown in the table after this offering is based upon 81,719,469 shares of Common Stock (based on the sale of 22,462,562 shares of Common Stock in this offering, assuming a combined public offering price of $0.601 per share and accompanying Warrant), 2,000 shares of Series C Preferred Stock and 340,000 shares of Series F Preferred Stock outstanding as of such date, assuming no exercise of any Warrants and no exercise by the underwriters of their over-allotment option. For purposes of determining the number of shares of Common Stock issuable upon the conversion of the 993,333 shares of Series F Preferred Stock converted as of September 10, 2021 and the number of shares of Common Stock issuable upon conversion of the 340,000 shares of Series F Preferred Stock outstanding, a Reset Conversion Price of $0.54729 per share has been assumed for the Conversion Price Reset Calculation Period, as only the average VWAPs for the four consecutive trading days after the effective date of the Resale Registration Statement has been calculated as of the date of this prospectus. The actual Reset Conversion Price for all five trading days of the Conversion Price Reset Calculation Period (which is subject to further adjustment pursuant to the Series F Certificate of Designation upon the closing of this offering if the public offering price of the shares of Common Stock is lower than the actual Reset Conversion Price on the date of such closing) has not been included in this prospectus, and the assumed Reset Conversion Price is based on the assumption that the fifth day’s VWAP is consistent with the VWAPs of the four previous trading days. The Company has determined that there will be a sufficient number of authorized shares of Common Stock available to issue to the holders of Series F Preferred Stock, upon conversion, since the number of shares reserved for issuance was based on a floor price of $0.375 per share and there are a sufficient number of shares available based on the higher Reset Conversion Price.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including securities that are exercisable for shares of Common Stock or Series C Preferred Stock within sixty (60) days of September 10, 2021. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock, Series C Preferred Stock or Series F Preferred Stock shown that they beneficially own, subject to community property laws where applicable.

For purposes of computing the percentage of outstanding shares of our Common Stock, Series C Preferred Stock and Series F Preferred Stock held by each person or group of persons named above, any shares of Common Stock, Series C Preferred Stock or Series F Preferred Stock that such person or persons has the right to acquire within sixty (60) days of September 10, 2021 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares of Common Stock, Series C Preferred Stock and Series F Preferred Stock listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise identified, the address of each beneficial owner listed in the table below is c/o Nxt-ID, Inc., 288 Christian Street, Hangar C 2nd Floor, Oxford, CT 06478.

	Shares Beneficially Owned Prior to the Offering							Shares Beneficially Owned After the Offering
Name of Beneficial Owner	Common Stock		Series C Preferred Stock		Series F Preferred Stock		% Total Voting	Common Stock		Series C Preferred Stock		Series F Preferred Stock		% Total Voting
Non-Director or Officer 5% Stockholders:	Shares	%	Shares	%	Shares	%	Power(1)	Shares	%	Shares	%	Shares	%	Power(1)
Anson Investments Master Fund LP(2)	6,171,196	9.99%	-	-	-	-	9.99%	7,606,359	8.88%	-	-	-	-	8.88%

Alpha Capital Anstalt(3)	3,907,884	6.49%	-	-	173,333	50.98%	6.49%	5,087,636	6.07%	-	-	173,333	50.98%	6.07%

3i, LP(4)	1,827,188	3.04%	-	-	166,667	49.02%	3.04%	1,827,188	2.21%	-	-	166,667	49.02%	2.21%

Giesecke & Devrient Mobile Security America, Inc.(5)	584,795	*	2,000	100%	-	-	*	584,795	*	2,000	100%	-	-	*

Directors and executive officers:
Chia-Lin Simmons Chief Executive Officer and Director(6)	-	-	-	-	-	-	-	-	-	-	-	-	-	-

Mark Archer Interim Chief Financial Officer	-	-	-	-	-	-	-	-	-	-	-	-	-	-

Vincent S. Miceli(7) Former Chief Executive Officer, Former Chief Financial Officer and Former Director	1,077,517	1.82%	-	-	-	-	1.82%	1,077,517	1.32%	-	-	-	-	1.32%

Major General David R. Gust, USA, Ret. Director(8)	368,669	*	-	-	-	-	*	368,669	*	-	-	-	-	*

Michael J. D’Almada-Remedios, PhD Director(9)	374,037	*	-	-	-	-	*	374,037	*	-	-	-	-	*

Daniel P. Sharkey Director(10)	363,657	*	-	-	-	-	*	363,657	*	-	-	-	-	*

Robert A. Curtis, Pharm.D. Director(11)	278,566	*	-	-	-	-	*	278,566	*	-	-	-	-	*
													-
Directors and Executive Officers as a Group (7 persons)	2,462,446	4.13%	-	-	-	-	4.13%	2,462,446	3.00%	-	-	-		3.00%

*	Less than 1%

(1)	Percentage of total voting power represents voting power with respect to all shares of our Common Stock and Series C Preferred Stock, which have the same voting rights as our shares of Common Stock. The holders of our Common Stock and Series C Preferred Stock are each entitled to one vote per share. The holders of our Series F Preferred Stock vote on an as-converted to Common Stock basis with respect to all matters on which the holders of Common Stock are entitled to vote.

(2)

Shares of Common Stock issuable upon exercise or conversion prior to the offering (i) include warrants exercisable for up to an aggregate of 9,450,413 shares of Common Stock, which warrants are subject to, as applicable, certain beneficial ownership limitations, which provide that a holder of such warrants will not have the right to exercise any portion thereof if such holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, provided that upon at least 61 days’ prior notice to us, such holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding; and (ii) exclude the August Warrants exercisable for up to 3,333,330 shares of Common Stock which are not exercisable for shares of Common Stock within 60 days after September 10, 2021. Anson Investments Master Fund LP’s (“AIMF”) beneficial ownership prior to the offering consists of (a) 3,654,366 shares of Common Stock that were issued upon conversion of 666,666 shares of Series F Preferred Stock, assuming a Reset Conversion Price equal to $0.54729 per share, and (b) warrants subject to 4.99% and 9.99% beneficial ownership limitations, as applicable, exercisable and convertible for up to an aggregate of 2,516,830 shares of Common Stock, which equals beneficial ownership of 9.99% of the shares of Common Stock outstanding. An aggregate of an additional 6,933,580 shares of Common Stock issuable upon the exercise of warrants are not currently exercisable as a result of applicable beneficial ownership limitations and/or because such shares are not exercisable within 60 days of September 10, 2021.

AIMF’s beneficial ownership subsequent to the offering consists of (i) 3,654,366 shares of Common Stock that were issued upon conversion of 666,666 shares of Series F Preferred Stock, assuming a Reset Conversion Price equal to $0.54729 per share, and (ii) warrants subject to 4.99% and 9.99% beneficial ownership limitations, as applicable, exercisable for up to an aggregate of 7,606,359 shares of Common Stock, which equals beneficial ownership of 8.88% of the shares of Common Stock outstanding. An aggregate of an additional 5,498,417 shares of Common Stock issuable upon the exercise of warrants are not currently exercisable as a result of applicable beneficial ownership limitations and/or because such shares are not exercisable within 60 days of September 10, 2021.

Anson Advisors Inc. (“AAI”) and Anson Funds Management LP (“AFM”, and together with AAI, “Anson”) are the co-investment advisers of AIMF. Anson holds voting and dispositive power over the securities held by AIMF. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of AFM. Moez Kassam and Amin Nathoo are directors of AAI. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein. The principal business address of the AIMF is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

(3)

Shares of Common Stock issuable upon exercise or conversion prior to the offering (i) include 2,064,042 shares of Common Stock, warrants exercisable for an aggregate of 4,011,432 shares of Common Stock and 173,333 shares of Series F Preferred Stock convertible into 950,134 shares of Common Stock, assuming a Reset Conversion Price equal to $0.54729 per share, which warrants and shares of Series F Preferred Stock are subject to, as applicable, certain beneficial ownership limitations, which provide that a holder of such warrants and such shares of Series F Preferred Stock will not have the right to exercise any portion thereof if such holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, provided that upon at least 61 days’ prior notice to us, such holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding; and (ii) exclude the August Warrants exercisable for up to 1,666,665 shares of Common Stock which are not exercisable for shares of Common Stock within 60 days after September 10, 2021. Alpha Capital Anstalt’s beneficial ownership prior to the offering consists of (a) 2,941,091 shares of Common Stock, of which 877,049 shares of Common Stock that were issued upon conversion of 160,000 shares of Series F Preferred Stock, assuming a Reset Conversion Price equal to $0.54729 per share, and (b) warrants subject to 4.99% and 9.99% beneficial ownership limitations, as applicable, exercisable for up to an aggregate of 16,659 shares of Common Stock, and shares of Series F Preferred Stock subject to 4.99% and 9.99% beneficial ownership limitations, as applicable, convertible into up to an aggregate of 950,134 shares of Common Stock, assuming a Reset Conversion Price equal to $0.54729 per share, which equals beneficial ownership of 6.49% of the Company’s shares of Common Stock outstanding when aggregated with the 2,941,091 shares of Common Stock held by such holder. An aggregate of an additional 3,944,773 shares of Common Stock issuable upon the exercise of warrants are not currently exercisable as a result of applicable beneficial ownership limitations and/or because such shares are not exercisable within 60 days of September 10, 2021.

Alpha Capital Anstalt’s beneficial ownership subsequent to the offering consists of (i) 2,941,091 shares of Common Stock, of which 877,049 that were issued upon conversion of 160,000 shares of Series F Preferred Stock, assuming a Reset Conversion Price equal to $0.54729 per share, and (ii) warrants subject to 4.99% and 9.99% beneficial ownership limitations, as applicable, exercisable for up to an aggregate of 1,196,411 shares of Common Stock, and shares of Series F Preferred Stock subject to 4.99% and 9.99% beneficial ownership limitations, as applicable, convertible into up to an aggregate of 950,134 shares of Common Stock, assuming a Reset Conversion Price equal to $0.54729 per share, which equals beneficial ownership of 6.07% of the shares of Common Stock outstanding when aggregated with the 2,941,091 shares of Common Stock held by such holder. An aggregate of an additional 2,815,021 shares of Common Stock issuable upon the exercise of warrants are not currently exercisable as a result of applicable beneficial ownership limitations and/or because such shares are not exercisable within 60 days of September 10, 2021. Additionally, Alpha Capital Anstalt’s beneficial ownership includes approximately 51% of the outstanding shares of Series F Preferred Stock prior and subsequent to the offering.

Konrad Ackermann has voting and investment control over the securities held by Alpha Capital Anstalt. The principal business address of Alpha Capital Anstalt is c/o Lettstrasse 32, FL-9490 Vaduz, Furstentums, Liechtenstein.

(4)

Shares of Common Stock issuable upon exercise or conversion prior and subsequent to the offering include a warrant exercisable for up to 1,666,670 shares of Common Stock and 166,667 shares of Series F Preferred Stock convertible into 913,594 shares of Common Stock, assuming a Reset Conversion Price equal to $0.54729 per share, which warrants and shares of Series F Preferred Stock are subject to, as applicable, certain beneficial ownership limitations, which provide that a holder of such warrants and such shares of Series F Preferred Stock will not have the right to exercise any portion thereof if such holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, provided that upon at least 61 days’ prior notice to us, such holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding. Beneficial ownership excludes an August Warrant exercisable for up to 1,666,670 shares of Common Stock which is not exercisable for shares of Common Stock within 60 days of September 10, 2021. 3i, LP’s beneficial ownership consists of 913,594 shares of Common Stock that were issued upon conversion of 166,667 shares of Series F Preferred Stock, assuming a Reset Conversion Price equal to $0.54729 per share, and 913,594 additional shares of Common Stock issuable upon conversion of the remaining 166,667 shares of Series F Preferred Stock owned by such holder, subject to 4.99% and 9.99% beneficial ownership limitations, as applicable, which equals beneficial ownership of 3.04% of the shares of Common Stock outstanding prior to the offering and 2.21% subsequent to the offering, as well as beneficial ownership of approximately 49% of the outstanding shares of Series F Preferred Stock prior and subsequent to the offering. An aggregate of an additional 1,666,670 shares of Common Stock issuable upon the exercise of the August Warrants are not currently exercisable as a result of applicable beneficial ownership limitations and/or because such shares are not exercisable within 60 days of September 10, 2021.

The business address of 3i, LP is 140 Broadway, 38th Floor, New York, NY 10005. 3i, LP’s principal business is that of a private investor. Maier Joshua Tarlow is the manager of 3i Management, LLC, the general partner of 3i, LP, and has sole voting control and investment discretion over securities beneficially owned directly indirectly by 3i Management, LLC and 3i, LP. Such persons and entities have been advised that none of Mr. Tarlow, 3i Management, LLC or 3i, LP is a member of FINRA or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. Mr. Tarlow disclaims any beneficial ownership of the securities beneficially owned directly by 3i, LP and indirectly by 3i Management, LLC.

(5)	G&D is the sole holder of our outstanding shares of Series C Preferred Stock and thus has 100% of the voting power of our outstanding shares of Series C Preferred Stock, which have the same voting rights as our shares of Common Stock (one vote per share). The address of Giesecke & Devrient Mobile Security America, Inc. (“G&D”) is 45925 Horseshoe Drive, Dulles, VA 20166.

(6)	Excludes 2,665,595 unvested shares of restricted Common Stock granted outside the 2013 Long Term Incentive Plan and the 2017 Stock Incentive Plan, which Ms. Simmons does not have the right to acquire within 60 days of September 10, 2021. Such shares of restricted Common Stock vest over a period of 48 months, with one quarter of such shares to vest on June 14, 2022, and thereafter, 1/36 of such shares to vest on the first day of each subsequent month until all such shares have vested, so long as Ms. Simmons remains in the service of the Company on each such vesting date.

(7)	Includes an aggregate of 500,000 shares of Common Stock which have been issued to Mr. Miceli under the Company’s 2013 Long-Term Stock Incentive Plan or its 2017 Stock Incentive Plan pursuant to the terms of an agreement, effective August 1, 2021, by and between the Company and Mr. Miceli.

(8)	Includes stock options to purchase 102,146 shares of Common Stock at an average exercise price of $0.59 per share.

(9)	Includes stock options to purchase 102,146 shares of Common Stock at an average exercise price of $0.59 per share.

(10)	Includes stock options to purchase 102,146 shares of Common Stock at an average exercise price of $0.59 per share.

(11)	Includes stock options to purchase 102,146 shares of Common Stock at an average exercise price of $0.59 per share.

DESCRIPTION OF SECURITIES THAT WE ARE OFFERING

We are offering 22,462,562 shares of our Common Stock and Warrants to purchase up to an aggregate of 22,462,562 shares of our Common Stock, which number of shares of Common Stock and accompanying Warrants are based on an assumed combined public offering price of $0.601 per share and accompanying Warrant. Each share of our Common Stock is being sold together with a Warrant to purchase one share of our Common Stock (other than shares of Common Stock sold in connection with the underwriter’s exercise of the over-allotment option). The shares of our Common Stock will be issued separately from the accompanying Warrants. We are also registering the shares of our Common Stock issuable from time to time upon exercise of the Warrants offered hereby. The following descriptions of our Common Stock, Warrants and certain provisions of our Certificate of Incorporation, our by-laws and Delaware law are summaries. You should also refer to our Certificate of Incorporation and our by-laws, which are filed as exhibits to the registration statement of which this prospectus is part.

General

The Company is authorized to issue 110,000,000 shares of its capital stock consisting of (a) 100,000,000 shares of Common Stock and (b) 10,000,000 shares of “blank check” preferred stock, of which 3,125,000 shares of preferred stock were designated as the Series A Convertible Preferred Stock (“Series A Preferred Stock”), 4,500,000 shares of preferred stock were designated as the Series B Convertible Preferred Stock (“Series B Preferred Stock”), 2,000 shares of preferred stock were designated as the Series C Preferred Stock, 1,515,151 shares of preferred stock were designated as Series D Preferred Stock, 1,476,016 shares of preferred stock were designated as Series E Preferred Stock and 1,333,333 shares of preferred stock were designated as Series F Preferred Stock. On February 1, 2021, the Company filed a certificate with the Secretary of State of the State of Delaware eliminating and canceling all designations, rights, preferences and limitations of the Series D Preferred Stock, and all shares of Series D Preferred Stock resumed the status of authorized but unissued shares of preferred stock of the Company. On August 16, 2021, the Company filed a certificate with the Secretary of State of the State of Delaware eliminating and canceling all designations, rights, preferences and limitations of the Series E Preferred Stock, and all shares of Series E Preferred Stock resumed the status of authorized but unissued shares of preferred stock of the Company.

As of September 10, 2021, 59,256,907 shares of our Common Stock were issued and outstanding, held by 81  stockholders of record (which do not include shares of Common Stock held in street name), which number excludes the following as of such date: (i) the exercise of outstanding warrants to purchase up to an aggregate of 16,044,798 shares of Common Stock with an approximate weighted average exercise price and remaining life in years of $1.32 and 4.22, respectively, and (ii) the exercise of outstanding options to purchase up to an aggregate of 408,584 shares of Common Stock. In addition, as of September 10, 2021, 2,000 shares of our Series C Preferred Stock were issued and outstanding, held by 1 stockholder of record, 340,000 shares of Series F Preferred Stock were issued and outstanding, held by 2 stockholders of record, and no shares of our Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock or Series E Preferred Stock were issued and outstanding. The Series C Preferred Stock ranks senior to the Common Stock and the Series F Preferred Stock with respect to dividends and redemption rights and rights upon liquidation, dissolution or winding up of the Company, and the Series F Preferred Stock ranks senior to the Common Stock with respect to dividends and redemption rights and rights upon liquidation, dissolution or winding up of the Company.

Availability of Authorized Shares of Common Stock

As of September 10, 2021, we had 59,256,907 shares of Common Stock outstanding, outstanding warrants exercisable for up to 16,044,798 shares of Common Stock, Series F Preferred Stock convertible into an aggregate of 1,863,728 shares of Common Stock (assuming the conversion of such shares of Series F Preferred Stock at $0.54729 per share) and options granted to members of our Board exercisable for up to 408,584 shares of Common Stock. Included in such 59,256,907 shares of Common Stock outstanding are 5,445,009 shares of Common Stock that were issued upon conversion of 993,333 shares of Series F Preferred Stock at the assumed Reset Conversion Price (as defined herein) and included in the 16,044,798 shares of Common Stock underlying outstanding warrants are 6,666,665 shares of Common Stock reserved for issuance upon exercise of the warrants issued in our August 2021 private placement in accordance with the terms of the agreements entered into in connection with such private placement. Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of Common Stock. As a result, after giving effect to the foregoing mentioned outstanding shares of Common Stock and shares reserved for issuance pursuant to warrants, shares of Series F Preferred Stock and options held by our directors, we only have 22,425,984 shares of Common Stock available for issuance in this offering. Our issuance of 22,462,562 shares of Common Stock in this offering (and up to an additional 3,369,384 shares of Common Stock in the event of the full exercise of the underwriter’s over-allotment option described below, if such over-allotment option is exercised fully in shares of Common Stock), would exceed the number of authorized shares of Common Stock we have available for issuance by 3,405,963 shares of Common Stock. Therefore, in order for us to consummate this offering, we will need to receive approval of holders of certain warrants to release at least 3,405,963 shares of Common Stock from shares of Common Stock reserved for issuance pursuant to outstanding warrants prior to the closing of this offering. In order to assure that there are a sufficient number of authorized shares of Common Stock to consummate this offering, the Company has entered into a side letter agreement with an existing warrant holder who has agreed to release shares of Common Stock reserved for issuance under warrants held by such warrant holder, and not exercise such warrants, with respect to those shares of Common Stock, so that we will have sufficient shares of Common Stock available satisfy our obligations under this offering. Upon our notification of the existing warrant holder of the number of shares required to be released to consummate this offering, such warrant holder will provide its confirmation and approval to release such shares of Common Stock and agree not to exercise the warrants for such shares.

In addition, pursuant to the terms of the Series F Certificate of Designation, the shares of Series F Preferred Stock are subject to reset provisions in the Series F Certificate of Designation that could result in us being required to issue additional shares of Common Stock to the holders of Series F Preferred Stock. For purposes of determining the number of shares of Common Stock that will no longer be subject to reservation and the number of shares issuable upon the 993,333 shares of Series F Preferred Stock that have been converted as of September 10, 2021 and the number of shares of Common Stock issuable upon conversion of the remaining 340,000 shares of Series F Preferred Stock outstanding, a Reset Conversion Price of $0.54729 per share has been assumed for the Conversion Price Reset Calculation Period, as only the average VWAPs for the four consecutive trading days after the effective date of the Resale Registration Statement has been calculated as of the date of this prospectus. The actual Reset Conversion Price for all five trading days of the Conversion Price Reset Calculation Period (which is subject to further adjustment pursuant to the Series F Certificate of Designation upon the closing of this offering if the public offering price of the shares of Common Stock is lower than the actual Reset Conversion Price on the date of such closing has not been included in this prospectus), and the assumed Reset Conversion Price is based on the assumption that the fifth day’s VWAP is consistent with the VWAPs of the four previous trading days. The Company has determined that there will be a sufficient number of authorized shares of Common Stock available to issue to the holders of Series F Preferred Stock, upon conversion, since the number of shares reserved for issuance was based on a floor price of $0.375 per share and there are a sufficient number of shares available based on the higher Reset Conversion Price.

Common Stock

Each share of Common Stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. Our stockholders are not permitted to vote their shares cumulatively. Accordingly, the holders of our Common Stock who hold, in the aggregate, more than 50% of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by our Board out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our Common Stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities.

Warrants

The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of Warrant.

Duration and Exercise Price

Each Warrant offered hereby will have an initial exercise price per share equal to $0.6611 per share, based on the assumed combined public offering price of $0.601 per share. The Warrants will be exercisable commencing on the effective date of a reverse stock split of our shares of Common Stock or an increase in the number of authorized shares of our Common Stock, so that we have a sufficient number of shares of Common Stock reserved for issuance upon exercise of the Warrants by paying the aggregate exercise price for the shares of Common Stock being exercised or exercised on a cashless basis after the initial exercise date for a net number of shares of Common Stock, as provided in the formula in the Warrants, and in either case, will expire on the fifth anniversary of their initial exercise date. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. In addition, on the date on which such reverse stock split is effected, the exercise price of the Warrants will be reset to the lesser of (i) the exercise price then in effect after taking into account and adjusting for such reverse stock split and (ii) the closing per share price of the Common Stock immediately prior to the effective date of such reverse stock split, taking into account and adjusting for such split. The Warrants will be issued separately from the shares of Common Stock offered hereby, and may be transferred separately immediately thereafter. A Warrant to purchase one (1) share of our Common Stock will be issued for every one (1) share of Common Stock purchased in this offering.

Exercisability

The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Warrant to the extent that the holder would own more than 4.99% (or at the election of the holder, 9.99%) of the outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will, at our election, either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise

If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. Notwithstanding the foregoing, in the event of such a fundamental transaction, the holders will have the option, which may be exercised within 30 days after the consummation of the fundamental transaction, to require the company or the successor entity purchase the Warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the Warrant) of the remaining unexercised portion of the Warrant on the date of the consummation of such transaction. However, if such fundamental transaction is not within the Company’s control, including not approved by the Board, the holder will only be entitled to receive from the Company or any successor entity, as of the date of consummation of such fundamental transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Warrant, that is being offered and paid to the holders of Common Stock in connection with the fundamental transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the fundamental transaction.

Transferability

Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant together with the appropriate instruments of transfer.

Exchange Listing

There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to list the Warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Right as a Stockholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Warrants.

Amendment and Waiver

The Warrants may be modified or amended or the provisions thereof waived with the written consent of the Company and the holders of at least fifty five (55%) of the shares Common Stock issuable upon the exercise of the then-outstanding Warrants (determined without giving effect to the exercise limitation provisions of the Warrants); provided such modification, amendment or waiver applies to all of the then-outstanding Warrants.

Approval of Reverse Stock Split

Pursuant to the terms of the Warrants, we have agreed to take all corporate action necessary to call a meeting of our stockholders (which may be its annual meeting) no later than October 15, 2021, for the purpose of seeking approval of our stockholders to amend the Certificate of Incorporation to either (i) increase the number of authorized shares of Common Stock or (ii) effect a reverse split of our Common Stock, in either event sufficient to permit the exercise in full of the Warrants in accordance with their terms. In addition, if the Company does not obtain such stockholder approval, we have agreed to call such a meeting every four (4) months thereafter to seek such approval until the date such approval is obtained.

Anti-Takeover Provisions

Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Anti-Takeover Effects of Certain Provisions of our Bylaws

Our bylaws provide that directors may be removed by the stockholders with or without cause upon the vote of a majority of the holders of Common Stock then entitled to vote. Furthermore, the authorized number of directors may be changed only by resolution of the Board or of the stockholders, and vacancies may only be filled by a majority vote of the directors, including those who may have resigned. Except as otherwise provided in the bylaws and the Certificate of Incorporation any vacancies or newly created directorships on the Board resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Our bylaws also provide that only our chairman of the Board, chief executive officer, president or one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent of the votes at that meeting may call a special meeting of stockholders.

The combination of these provisions makes it more difficult for our existing stockholders to replace our Board as well as for another party to obtain control of us by replacing our Board. Since our Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our Common Stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our Company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Transfer Agent and  Registrar

The transfer agent and registrar for our Common Stock is VStock Transfer, LLC, which is located at 18 Lafayette Place, Woodmere, NY 11598 and its telephone number is (212) 828-8436.

Nasdaq Listing

Our Common Stock is listed on Nasdaq under the symbol “NXTD.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF
COMMON STOCK AND WARRANTS

The following is a summary of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our Common Stock, and the acquisition, ownership, exercise, expiration or disposition of the Warrants, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed or subject to differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought and will not seek any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any U.S. state or local or any non-U.S. jurisdiction, estate or gift tax, the 3.8% Medicare tax on net investment income or any alternative minimum tax consequences. In addition, this discussion does not address tax considerations applicable to a holder’s particular circumstances or to a holder that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;

●	tax-exempt or government organizations;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock;

●	certain U.S. expatriates, citizens or former long-term residents of the United States;

●	persons who hold our shares of Common Stock or Warrants as a position in a hedging transaction, “straddle,” “conversion transaction,” synthetic security, other integrated investment, or other risk reduction transaction;

●	persons who do not hold our Common Stock or Warrants as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes);

●	persons deemed to sell our Common Stock or Warrants under the constructive sale provisions of the Code;

●	pension plans;

●	partnerships, or other entities or arrangements treated as partnerships for U.S. federal income tax purposes, or investors in any such entities;

●	persons for whom our stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

●	integral parts or controlled entities of foreign sovereigns;

●	controlled foreign corporations;

●	passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax; or

●	persons that acquire our Common Stock or Warrants as compensation for services.

In addition, if a partnership, including any entity or arrangement classified as a partnership for U.S. federal income tax purposes, holds our Common Stock or Warrants, the tax treatment of a partner generally will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships that hold our Common Stock or Warrants, and partners in such partnerships, should consult their tax advisors regarding the U.S. federal income tax consequences to them of the purchase, ownership, and disposition of our Common Stock or Warrants.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Common Stock or Warrants arising under the U.S. federal estate or gift tax rules or under the laws of any U.S. state or local or any non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Definition of a U.S. Holder

For purposes of this summary, a “U.S. Holder” is any beneficial owner of our Common Stock or Warrants that is a “U.S. person,” and is not a partnership, or an entity treated as a partnership or disregarded from its owner, each for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

For purposes of this summary, a “Non-U.S. Holder” is any beneficial owner of our Common Stock or Warrants that is not a U.S. Holder or a partnership, or other entity treated as a partnership or disregarded from its owner, each for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders

Distributions on Common Stock

As discussed above under “Dividend Information – Dividend Policy,” we do not currently expect to make distributions on our Common Stock. In the event that we do make distributions of cash or other property, distributions paid on Common Stock, other than certain pro rata distributions of Common Stock, will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits and will be includible in income by the U.S. Holder and taxable as ordinary income when received. If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. Holder’s investment, up to the U.S. Holder’s tax basis in the Common Stock. Any remaining excess will be treated as a capital gain. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be eligible for taxation as “qualified dividend income” and therefore may be taxable at rates applicable to long-term capital gains. U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends in their particular circumstances. Dividends received by a corporate U.S. Holder will be eligible for the dividends-received deduction if the U.S. Holder meets certain holding period and other applicable requirements.

Constructive Dividends on Warrants

Under Section 305 of the Code, an adjustment to the number of shares of Common Stock that will be issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our stockholders). Adjustments to the exercise price of a Warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Warrants should generally not result in a constructive distribution. Any constructive distributions would generally be subject to the tax treatment described above under “Dividends on Common Stock.”

Sale or Other Disposition of Common Stock

For U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of Common Stock will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the Common Stock for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the Common Stock disposed of and the amount realized on the disposition. Long-term capital gains recognized by non-corporate U.S. Holders will be subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

Sale or Other Disposition, Exercise or Expiration of Warrants

For U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of a Warrant (other than by exercise) will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder held the Warrant for more than one year at the time of the sale or other disposition. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the Warrant disposed of and the amount realized on the disposition.

In general, a U.S. Holder will not be required to recognize income, gain or loss upon the exercise of a Warrant by payment of the exercise price, except to the extent of cash paid in lieu of a fractional share. A U.S. Holder’s tax basis in a share of Common Stock received upon exercise will be equal to the sum of (1) the U.S. Holder’s tax basis in the Warrant and (2) the exercise price of the Warrant. A U.S. Holder’s holding period in the stock received upon exercise will commence on the day or the day after such U.S. Holder exercises the Warrant. No discussion is provided herein regarding the U.S. federal income tax treatment on the exercise of a Warrant on a cashless basis, and U.S. Holders are urged to consult their tax advisors as to the exercise of a Warrant on a cashless basis.

If a Warrant expires without being exercised, a U.S. Holder will recognize a capital loss in an amount equal to such U.S. Holder’s tax basis in the Warrant. This loss will be long-term capital loss if, at the time of the expiration, the U.S. Holder’s holding period in the Warrant is more than one year. The deductibility of capital losses is subject to limitations.

FOR NON-U.S. HOLDERS

The following is a general discussion of the material U.S. federal income tax considerations applicable to non-U.S. holders (as defined herein) with respect to their ownership and disposition of shares of our Common Stock and Warrants issued pursuant to this offering. All prospective non-U.S. holders of our Common Stock should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our Common Stock. In general, a non-U.S. holder means a beneficial owner of our Common Stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service, which we refer to as the IRS, and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus.

We assume in this discussion that a non-U.S. holder holds shares of our Common Stock and Warrants as a capital asset within the meaning of Section 1221 of the Code (generally, for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, banks, financial institutions, insurance companies, brokers, dealers or traders in securities, commodities or currencies, tax-qualified retirement plans, holders who hold or receive our Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our Common Stock as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our Common Stock under the constructive sale provisions of the Code, controlled foreign corporations, passive foreign investment companies and certain former U.S. citizens or former long-term residents.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold their Common Stock through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our Common Stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of our Common Stock or Warrants.

There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a non-U.S. holder of the purchase, ownership or disposition of our Common Stock.

Distributions

As discussed in the section entitled “Dividend Policy,” we do not anticipate paying any dividends on our Common Stock in the foreseeable future. If we make distributions on our Common Stock or on the Warrants (as described above under “Constructive Dividends on Warrants”), those payments will constitute dividends for U.S. federal income tax purposes to the extent we have current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce a Non-U.S. Holder’s basis in our Common Stock or the Warrants, as applicable, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “Gain on Sale or Other Disposition of Common Stock or Warrants.” Any such distributions would be subject to the discussions below regarding back-up withholding and the Foreign Account Tax Compliance Act, or FATCA.

Subject to the discussion below on effectively connected income, any dividend paid to a Non-U.S. Holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. To receive a reduced treaty rate, a Non-U.S. Holder must provide us or our agent with an IRS Form W-8BEN, IRS Form W-8 BEN-E or another appropriate version of IRS Form W-8 (or a successor form), which must be updated periodically, and which, in each case, must certify qualification for the reduced rate. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States and that are not eligible for relief from U.S. (net basis) income tax under an applicable income tax treaty generally are exempt from the (gross basis) withholding tax described above. To obtain this exemption from withholding tax, the Non-U.S. Holder must provide the applicable withholding agent with an IRS Form W-8ECI or successor form or other applicable IRS Form W-8 certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Such effectively connected dividends, if not eligible for relief under a tax treaty, would not be subject to a withholding tax, but would be taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits and if, in addition, the Non-U.S. Holder is a corporation, may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

If you are eligible for a reduced rate of withholding tax pursuant to a tax treaty, you may be able to obtain a refund of any excess amounts withheld if you timely file an appropriate claim for refund with the IRS.

Exercise or Expiration of Warrants

In general, a Non-U.S. Holder will not be required to recognize income, gain or loss upon the exercise of a Warrant by payment of the exercise price, except possibly to the extent of cash paid in lieu of a fractional share. However, no discussion is provided herein regarding the U.S. federal income tax treatment on the exercise of a Warrant on a cashless basis, and Non-U.S. Holders are urged to consult their tax advisors as to the exercise of a Warrant on a cashless basis.

If a Warrant expires without being exercised, a Non-U.S. Holder that is engaged in a U.S. trade or business to which any income from the Warrant would be effectively connected or who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the expiration occurs (and certain other conditions are met) will recognize a capital loss in an amount equal to such Non-U.S. Holder’s tax basis in the Warrant. The amount paid to purchase our Common Stock and Warrants will be apportioned between them in proportion to the respective fair market values of the Common Stock and Warrants, and the apportioned amount will be the tax basis of the Common Stock and Warrants respectively. The fair market value of our Common Stock for this purpose will generally be its trading value immediately after issuance.

Gain on Sale, Exchange or Other Disposition of Our Common Stock or Warrants

Subject to the discussion below regarding backup withholding and FATCA, a Non-U.S. Holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our Common Stock or the Warrants unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States and not eligible for relief under an applicable income tax treaty, in which case the Non-U.S. Holder will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and for a Non-U.S. Holder that is a corporation, such Non-U.S. Holder may be subject to the branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items;

●	the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met, in which case the Non-U.S. Holder will be required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by U.S. source capital losses (even though the Non-U.S. Holder is not considered a resident of the United States) (subject to applicable income tax or other treaties); or

●	we are a “U.S. real property holding corporation” for U.S. federal income tax purposes, or a USRPHC, at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period for our Common Stock or the Warrants. We believe we are not currently and do not anticipate becoming a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our Common Stock will not be subject to United States federal income tax if (A) in the case of our Common Stock, (a) shares of our Common Stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, such as Nasdaq, and (b) the Non-U.S. Holder owns or owned, actually and constructively, 5% or less of the shares of our Common Stock throughout the five-year period ending on the date of the sale or exchange; and (B) in the case of the Warrants, either (a)(i) shares of our Common Stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, such as Nasdaq, (ii) the Warrants are not considered regularly traded on an established securities market and (iii) the Non-U.S. Holder does not own, actually or constructively, Warrants with a fair market value greater than the fair market value of 5% of the shares of our Common Stock, determined as of the date that such Non-U.S. Holder acquired its Warrants, or (b)(i) the Warrants are considered regularly traded on an established securities market, and (ii) the Non-U.S. Holder owns or owned, actually and constructively, 5% or less of the Warrants throughout the five-year period ending on the date of the sale or exchange. The Warrants are not expected to be regularly traded on an established securities market. If the foregoing exception does not apply, and we are a USRPHC, such Non-U.S. Holder’s proceeds received on the disposition of shares will generally be subject to withholding at a rate of 15% and such Non-U.S. Holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with distributions on our Common Stock or constructive dividends on the Warrants, and the proceeds of a sale or other disposition of the Common Stock or the Warrants. A non-exempt U.S. Holder may be subject to U.S. backup withholding on these payments if it fails to provide its taxpayer identification number to the withholding agent and comply with certification procedures or otherwise establish an exemption from backup withholding.

A Non-U.S. Holder may be subject to U.S. information reporting and backup withholding on these payments unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person (within the meaning of the Code). The certification requirements generally will be satisfied if the Non-U.S. Holder provides the applicable withholding agent with a statement on the applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or suitable substitute or successor form), together with all appropriate attachments, signed under penalties of perjury, stating, among other things, that such Non-U.S. Holder is not a U.S. Person. Applicable Treasury Regulations provide alternative methods for satisfying this requirement. In addition, the amount of distributions on common stock or constructive dividends on common stock paid to a Non-U.S. Holder, and the amount of any U.S. federal tax withheld therefrom, must be reported annually to the IRS and the holder. This information may be made available by the IRS under the provisions of an applicable tax treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

Payment of the proceeds of the sale or other disposition of the Common Stock or the Warrants to or through a non-U.S. office of a U.S. broker or of a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting requirements, but not backup withholding, unless the Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person or an exemption otherwise applies. Payments of the proceeds of a sale or other disposition of the Common Stock or the Warrants to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person or otherwise establishes an exemption.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment generally will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

FATCA imposes withholding tax on certain types of payments made to foreign financial institutions and certain other non-U.S. entities. The legislation imposes a 30% withholding tax on dividends on, or, subject to the discussion of certain proposed Treasury Regulations below, gross proceeds from the sale or other disposition of, our Common Stock or the Warrants paid to a “foreign financial institution” or to certain “non-financial foreign entities” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. If the country in which a payee is resident has entered into an “intergovernmental agreement” with the United States regarding FATCA, that agreement may permit the payee to report to that country rather than to the U.S. Department of the Treasury. The U.S. Treasury recently released proposed Treasury Regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our Common Stock or the Warrants. In its preamble to such proposed Treasury Regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. Prospective investors should consult their own tax advisors regarding the possible impact of these rules on their investment in our Common Stock or the Warrants, and the possible impact of these rules on the entities through which they hold our Common Stock or the Warrants, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding tax under FATCA.

THE PRECEDING DISCUSSION IS FOR GENERAL INFORMATION ONLY. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK AND WARRANTS, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING

A.G.P./Alliance Global Partners (“A.G.P.”) is acting as the sole book-running manager and representative of the underwriters in this offering. We and the representative have entered into an underwriting agreement with respect to the shares of Common Stock and accompanying Warrants being offered. In connection with this offering and subject to certain terms and conditions, the underwriters named below have agreed to purchase, and we have agreed to sell, all of the securities in this offering to the underwriters.

Underwriter	Number of Shares of Common Stock	Number of Accompanying Warrants
A.G.P./Alliance Global Partners
Total

The underwriters have agreed to purchase all the securities offered by us other than those covered by the over-allotment option to purchase additional securities described below, if it purchases any such securities, and the underwriters’ obligations are several, which means that each underwriter is required to purchase a specific number of shares of Common Stock and accompanying Warrants but is not responsible for the commitment of any other underwriter to purchase any securities. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions and representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

The underwriters are offering the securities, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by the representative’s counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have also granted the underwriters an option, exercisable for up to 45 days from the date of this prospectus, to purchase up to an additional shares of Common Stock and/or Warrants, at the public offering price attributed to the Common Stock and at the public offering price attributed to the Warrants, as applicable, less underwriting discounts and commissions. The underwriters may exercise the option solely to cover over-allotments. If the over-allotment option is exercised in full solely for shares of Common Stock, the total combined public offering price, underwriting compensation (including discounts, but not including any other compensation described hereunder) and proceeds to us before offering expenses will be approximately $       million, $       million and $       million, respectively, and excluding the proceeds, if any, from the exercise of the Warrants offered hereby. If the over-allotment option is exercised in full solely for Warrants, the total combined public offering price, underwriting compensation (including discounts, but not including any other compensation described hereunder) and proceeds to us before offering expenses will be approximately $       million, $       million and $       million, respectively, and excluding the proceeds, if any, from the exercise of the Warrants offered hereby.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Underwriter Compensation

We have agreed to sell the securities to the underwriters at the combined public offering price of $             per share of Common Stock and accompanying Warrant, which represents the combined public offering price of such securities set forth on the cover page of this prospectus, less the applicable 7.0% underwriting discount (or, in the case of certain identified investors, the underwriting discount will be 3.5%).

We have also agreed to reimburse the underwriters for accountable legal expenses incurred by it in connection with this transaction in the amount of $75,000. Additionally, we and the representative have agreed that Maxim Group LLC will serve as our financial advisor in connection with this offering and we have agreed to pay them a portion of the fee earned by A.G.P. equal to 20% of the net fees payable to A.G.P., which fee will be paid out from the underwriter’s discount. We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount, will be approximately $         .

Discount, Commissions and Expenses

The underwriters have advised us that they propose to offer the shares of Common Stock and accompanying Warrants at the combined public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $           per share and accompanying Warrant. After this offering, the combined public offering price and concession to dealers may be changed by the representative. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The shares of Common Stock and accompanying Warrants are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table summarizes the underwriting discount we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the over-allotment option.

	Per Share and Accompanying Warrant	Total without Over- Allotment Option	Total with Over- Allotment Option
Combined public offering price	$	$	$
Total underwriting discount (7.0%)(1)	$	$	$
Proceeds to us, before expenses (2)	$	$	$

(1)	In the case of certain identified investors, the underwriting discount will be 3.5% of the gross proceeds in this offering.

(2)	Excluding the proceeds, if any, from the exercise of the Warrants.

Lock-Up Agreements and Trading Restrictions

Our executive officers and directors have agreed to a three (3)-month “lock-up” from the effective date of this prospectus of shares of common stock that they beneficially own, including the issuance of Common Stock upon the exercise of currently outstanding convertible securities and options and options which may be issued. This means that, for a period of three (3) months following the effective date of this prospectus, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the representative.

The representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lockup agreements, the representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Additionally, we expect certain investors in this offering to agree with the underwriter to enter into a voting agreement whereby each such investor will agree to vote all shares of Common Stock they beneficially own on the closing date of this offering, including the shares of Common Stock purchased by them in this offering, with respect to any proposals presented to the stockholders of the Company at the Company’s next stockholders meeting, which is expected to be held on or around October 15, 2021; provided, however, that such requirement will not require such investor to vote its shares of Common Stock for or against any particular proposal or proposals, whether or not such proposal or proposals are recommended by our Board.

In addition, the underwriting agreement will provide that we will not, for a period of three (3) months following the effective date of this prospectus, offer, sell or distribute any of our securities, without the prior written consent of the representative, subject to certain exceptions. The underwriting agreement will also provide that we will not, for a period of three (3) months following the effective date of this prospectus, file or cause to be filed any registration statement with the SEC relating to the offering of shares of our capital stock or securities convertible or exchangeable for our shares of capital stock.

Stabilization

The rules of the SEC generally prohibit the underwriters from trading in our securities on the open market during this offering. However, the underwriters are allowed to engage in some open market transactions and other activities during this offering that may cause the market price of our securities to be above or below that which would otherwise prevail in the open market. These activities may include stabilization, short sales and over-allotments, syndicate covering transactions and penalty bids.

●	Stabilizing transactions consist of bids or purchases made by the representative for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

●	Short sales and over-allotments occur when the representative sells more of our shares of common stock than it purchases from us in this offering. To cover the resulting short position, the representative may exercise the over-allotment option described above or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The representative will make available a prospectus in connection with any such short sales. Purchasers of shares sold short by the representative are entitled to the same remedies under the federal securities laws as any other purchaser of shares covered by the registration statement.

●	Syndicate covering transactions are bids for or purchases of our securities on the open market by the representative in order to reduce a short position.

●	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares of Common Stock originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

If the underwriters commence these activities, they may discontinue them at any time without notice. The underwriters will carry out any such transactions on Nasdaq Capital Market.

Listing

Our Common Stock is listed on Nasdaq Capital Market under the symbol “NXTD.”

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters of this offering, or by their affiliates. Other than the prospectus in electronic format, the information on any underwriters’ website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the representative in its capacity as an underwriter.

Other Relationships

The representative and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In the course of its businesses, the representative and its affiliates may actively trade our securities or loans for its own account or for the accounts of customers, and, accordingly, the representative and its affiliates may at any time hold long or short positions in such securities or loans.

Except for services provided in connection with this offering, and except as set forth in this section, the representative has not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus and we do not expect to retain the representative to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.

We entered into a financial advisory agreement with A.G.P., dated August 19, 2021, whereby we engaged A.G.P. to serve, on a non-exclusive basis, to provide advice to, and consult with, us, concerning business and financial planning, corporate organization and structure, and our offer and sale of securities in any previous or subsequent private of public equity or debt financing (including this offering) , and for such other similar matters that we and A.G.P. may mutually agree. In consideration of A.G.P entering into the agreement, as compensation in full for the financial services, A.G.P. was paid a fee of $140,000. On August 13, 2021, we entered into the August Purchase Agreement with the August Investors, providing for an aggregate investment of $4,000,000 by the August Investors in consideration for the issuance by us to the August Investors of (i) 1,333,333 shares of our Series F Preferred Stock, and (ii) the August Warrants, with a term of five and a half (5.5) years exercisable on February 16, 2022, to purchase an aggregate of up to 6,666,665 shares of our Common Stock at an exercise price of $0.78 per share, subject to customary adjustments thereunder.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our Common Stock or the accompanying Warrants, or the possession, circulation or distribution of this prospectus or any other material relating to us or our Common Stock or the accompanying Warrants in any jurisdiction where action for that purpose is required. Accordingly, our Common Stock and or the accompanying Warrants may not be offered or sold, directly or indirectly, and this prospectus or any other offering material or advertisements in connection with our securities may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Notice to Investors in the United Kingdom

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any such securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	by the underwriter to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of these securities shall result in a requirement for the publication by the issuer or the underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any such securities to be offered so as to enable an investor to decide to purchase any such securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression” Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The representative has represented, warranted and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the FSMA)) received by it in connection with the issue or sale of any of the securities in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

European Economic Area

In particular, this document does not constitute an approved prospectus in accordance with European Commission’s Regulation on Prospectuses no. 809/2004 and no such prospectus is to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (being the Directive of the European Parliament and of the Council 2003/71/EC and including any relevant implementing measure in each Relevant Member State) (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) an offer of securities to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

●	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in the last annual or consolidated accounts; or

●	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. For these purposes the shares offered hereby are “securities.”

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sullivan &Worcester LLP of New York, New York. Certain legal matters in connection with this offering will be passed on for the underwriters by Gracin & Marlow, LLP, New York, New York.

EXPERTS

The consolidated financial statements of Nxt-ID, Inc. as of December 31, 2020 and 2019 and for each of the two years then ended incorporated in this prospectus supplement and accompanying base prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-1 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our electronic SEC filings, including such registration statement, on the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available at the website of the SEC referred to above. We also maintain a website at www.nxt-id.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our securities in this offering.

INCORPORATION BY REFERENCE

We incorporate by reference the filed documents listed below (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K), except as superseded, supplemented or modified by this prospectus or any subsequently filed document incorporated by reference herein as described below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on April 15, 2021;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 17, 2021;

●	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 16, 2021;

●	our Preliminary Proxy Statement on Schedule 14A for our special meeting of stockholders to be held on September 21, 2021, filed with the SEC on July 23, 2021;

●	our Current Reports on Forms 8-K and 8-K/A filed with the SEC on January 5, 2021, January 8, 2021, January 14, 2021, January 25, 2021, February 1, 2021, February 3, 2021, February 8, 2021, February 9, 2021, May 3, 2021, May 28, 2021, June 17, 2021, June 21, 2021, July 15, 2021, July 21, 2021, August 13, 2021, August 17, 2021 and August 20, 2021; and

●	our registration statement on Form 8-A filed with the SEC on September 9, 2014.

We also incorporate by reference into this prospectus additional documents we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act: (i) on or after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and (ii) on or after the date of this prospectus but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, but not delivered with such prospectus. Requests should be directed to:

Nxt-ID, Inc.

288 Christian Street

Hangar C 2nd Floor

Oxford, CT 06478
(203) 266-2103

info@nxt-id.com

Copies of these filings are also available on our website at www.nxt-id.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

22,462,562 Shares of Common Stock

Warrants to Purchase up to 22,462,562 Shares of Common Stock

Up to 22,462,562 Shares of Common Stock underlying Warrants

NXT-ID, INC.

PROSPECTUS

A.G.P.

The date of this prospectus is               , 2021

Through and including            , 2021 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

PART II – INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, all of which shall be borne by the registrant. All of such fees and expenses, except for the SEC registration and the FINRA filing fee, are estimated:

SEC registration fee	$3,952.15
FINRA filing fee	$5,933.75
Transfer agent and registrar fees and expenses	$5,000
Legal fees and expenses	$200,000
Printing fees and expenses	$10,000
Accounting fees and expenses	$50,000
Miscellaneous fees and expenses	$15,000
Total	$289,885.90

Item 14. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any person who was, or is, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or directors has actually and reasonably incurred. Section 145 of the DGCL further provides that a Delaware corporation may indemnify any other person who is not a present or former director or officer of such corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent such person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above. Our by-laws in effect provide indemnification to our officers and directors and other specified persons with respect to their conduct in various capacities to the extent permitted by the DGCL.

Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145 of the DGCL.

Pursuant to an employment agreement, dated as of June 8, 2021 and effective as of June 14, 2021, that we entered into with Chia-Lin Simmons, our Chief Executive Officer (the “Employment Agreement”), we have agreed to defend, indemnify, and hold Ms. Simmons harmless for all past or future acts, omissions or decisions made by her in good faith while performing services for us, and for all necessary expenditures or losses incurred by her in direct consequence of the discharge of her duties, to the fullest extent permitted by applicable law. Such obligations extend to claims, allegations, threats, losses, liabilities, causes of action, lawsuits, proceedings, judgments, fines, penalties, damages, costs and expenses including attorneys’ fees and other legal expenses, made against Ms. Simmons arising out of or related to any act or omission by or attributable to any of our employees or those of our affiliates, including but not limited to any individual that previously served as our Chief Executive Officer or served in such position for our affiliates. Pursuant to the Employment Agreement, we may satisfy our indemnity obligations thereunder by purchasing directors and officers insurance coverage that provides the defense and indemnity provisions thereof, including prior acts of prior directors or officers, and if any carrier reserves its rights to decline coverage, even while providing a defense, or denies coverage as to any claim, Ms. Simmons has the right to retain counsel at our or the insurance carrier’s expense. In addition, pursuant to the Employment Agreement, we have agreed not to settle any claim against Ms. Simmons without her written consent, which shall not be unreasonably withheld, and any such settlement shall not include any admission of fault, wrongdoing, or liability by Ms. Simmons. The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached as Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on June 17, 2021.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any by-law provision, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

We maintain a general liability insurance policy that covers liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as our directors or officers.

See “Item 17. Undertakings” for a description of the SEC’s position regarding such indemnification provisions.

We plan to enter into an underwriting agreement that provides that we are to indemnify the underwriters under certain circumstances and the underwriters are obligated, under certain circumstances, to indemnify our directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities

The following is a summary of all of our securities sold by us within the past three years which were not registered under the Securities Act of 1933, as amended (the “Securities Act”):

On September 14, 2018, Nxt-ID, Inc., (the “Company”), entered into a warrant amendment and exercise Agreement (the “Amendment Agreement”) with certain holders (collectively, the “September Investors”) of previously issued warrants issued by the Company (the “Old Warrants”). In connection with those warrants dated July 13, 2017, July 19, 2017, and November 13, 2017, (the “Warrant Agreements”) the Company agreed to issue to the September Investors new warrants to purchase up to 3,273,601 shares of common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price of $2.00 per share (the “New Warrants”), subject to the terms of the Amendment Agreement. In consideration of the September Investors’ exercising up to 3,273,601 of the Old Warrants, the exercise price per share of the Old Warrants was reduced to $1.50 per share. The September Investors had the option to exercise the Old Warrants after December 31, 2018, but would not be entitled to any New Warrants for any Old Warrants exercised after that date. The exercise price per share of the New Warrants represented a 30% premium to the closing price for the Common Stock on September 14, 2018. The New Warrants were issued to the September Investors in a private placement transaction pursuant to an exemption from the registration requirements of the Securities Act provided in Regulation D promulgated under the Securities Act.

On July 14, 2020, the Company closed a registered direct offering (the “July Registered Direct Offering”) of (i) an aggregate of 3,778,513 shares (the “Shares”) of Common Stock; (ii) pre-funded warrants to purchase up to an aggregate of 734,965 shares of Common Stock (the “Pre-Funded Warrant Shares”) at an exercise price of $0.01 per share, subject to customary adjustments thereunder (the “Pre-Funded Warrants”); (iii) warrants, with a term of five (5) years exercisable immediately upon issuance, to purchase an aggregate of up to 1,579,718 shares of Common Stock (the “Registered Warrant Shares”) at an exercise price of $0.50 per share, subject to customary adjustments thereunder (the “Registered Warrants”); and (iv) warrants, with a term of five and one-half (5.5) years first exercisable six (6) months after issuance, to purchase an aggregate of up to 3,750,000 shares of Common Stock (the “Unregistered Warrant Shares”) at an exercise price of $0.65 per share, subject to customary adjustments thereunder (the “Unregistered Warrants”), for gross proceeds of $1,864,528, before deducting any offering expenses.

The Company entered into a securities purchase agreement on July 10, 2020 with two accredited investors (“Investors”) providing for the issuance of the Shares, the Pre-Funded Warrants, the Registered Warrants and the Unregistered Warrants (the “Purchase Agreement”). The Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Registered Warrants and the Registered Warrant Shares were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a prospectus supplement to the Company’s currently effective registration statement on Form S-3 (File No. 333-228624), which was initially filed with the SEC on November 30, 2018 and was declared effective on December 12, 2018 (the “Shelf Registration Statement”). The Company filed the prospectus supplement to the Shelf Registration Statement with the SEC on July 13, 2020. Pursuant to the Purchase Agreement, the Unregistered Warrants and the Unregistered Warrant Shares were issued to the Investors in a concurrent private placement transaction pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

On December 16, 2020, the Company entered into a securities purchase agreement (the “December Purchase Agreement”) with two accredited investors (the “December Investors”) providing for an aggregate investment of $2,000,000 by the December Investors for the issuance by the Company to them of (i) 1,515,151 shares of Series D Convertible Preferred Stock, par value $0.0001 per share, of the Company (the “Series D Preferred Stock”) convertible into an aggregate of up to 3,030,303 shares of Common Stock that are issuable from time to time upon conversion of such shares of Series D Preferred Stock (the “Conversion Shares”); (ii) warrants, with a term of five (5) years exercisable immediately upon issuance, to purchase an aggregate of up to 1,000,000 shares of Common Stock (the “December Registered Warrant Shares”) at an exercise price of $0.49 per share, subject to customary adjustments thereunder (the “December Registered Warrants”); and (iii) warrants, with a term of five and one-half (5.5) years first exercisable six (6) months after issuance, to purchase an aggregate of up to 5,060,606 shares of Common Stock (the “December Unregistered Warrant Shares” and collectively with the December Registered Warrant Shares, the “December Warrant Shares”) at an exercise price of $0.49 per share, subject to customary adjustments thereunder (the “December Unregistered Warrants” and collectively with the December Registered Warrants, the “December Warrants”). Pursuant to the December Purchase Agreement, the December Unregistered Warrants and the December Unregistered Warrant Shares were issued to the December Investors in a concurrent private placement transaction pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

On January 8, 2021, the Company entered into a warrant amendment and exercise agreement (the “Amendment Agreement”) with a holder (the “Holder”) of a common stock purchase warrant, dated April 4, 2019, previously issued by the Company to the Holder (the “Original January Warrant”). In consideration for each exercise of the Original January Warrant that occurred within 45 calendar days of the date of the Amendment Agreement, in addition to the issuance of the Warrant Shares (as defined in the Original Warrant) on or prior to the Warrant Share Delivery Date (as defined in the Original Warrant), the Company agreed to deliver to the Holder a new warrant to purchase a number of shares of Common Stock equal to the number of Original Warrants that the Holder has exercised pursuant to the terms of the Original Warrant, at an exercise price of $1.525 per share (the “New Warrants”). The Holder was entitled to exercise the Original Warrants after 45 calendar days of the date of the Amendment Agreement, but would not receive any New Warrants in consideration for the exercise of any Original Warrants exercised thereafter. The New Warrants were issued to the September Investors in a private placement transaction pursuant to an exemption from the registration requirements of the Securities Act provided in Regulation D promulgated under the Securities Act.

On February 2, 2021, we closed the February Offering, which was conducted pursuant to a securities purchase agreement, dated as of January 29, 2021 (the “January Purchase Agreement”), whereby we issued to certain institutional investors in a registered direct offering (i) an aggregate of 1,476,016 shares of Series E Convertible Preferred Stock, par value $0.0001 per share, of the Company (the “Series E Preferred Stock”), convertible into an aggregate of up to 2,952,032 shares of Common Stock, and (ii) common stock purchase warrants exercisable for up to 1,000,000 shares of Common Stock at an exercise price of $1.23 per share, subject to customary adjustments thereunder, which were exercisable immediately upon issuance and have five year terms. Such registered direct offering closed concurrently with the closing of a private placement transaction pursuant to which we issued to such investors unregistered warrants to purchase up to an aggregate of 1,952,032 shares of Common Stock at an exercise price of $1.23 per share, subject to customary adjustments thereunder, which were exercisable immediately upon issuance and have five year terms. The February Offering resulted in gross proceeds of approximately $4 million, before deducting any offering expenses, and the net proceeds from the February Offering were used for working capital and liability reduction purposes. Pursuant to the January Purchase Agreement, such unregistered warrants and the shares of Common Stock underlying such warrants were issued to such investors in a concurrent private placement transaction pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder

In connection with our entry into an employment agreement, effective June 14, 2021, with Chia-Lin Simmons and as a material inducement to Ms. Simmons’s acceptance of employment with the Company as its Chief Executive Officer, the Company offered Ms. Simmons shares of restricted stock of the Company equal to 5% of the issued and outstanding shares of Common Stock, which issuance was approved by the compensation committee of the Company’s board of directors and occurred in accordance with Nasdaq Listing Rule 5635(c)(4) outside of the Company’s 2017 Stock Incentive Plan and 2013 Long-Term Stock Incentive Plan. In connection with such issuance, the Company and Ms. Simmons have entered into a Restricted Stock Award Agreement on June 14, 2021, which agreement contemplates the restricted shares vesting over a 48-month period commencing on June 14, 2021. One fourth of such shares will vest on June 14, 2022. Thereafter, 1/36 of such shares will vest on the first day of each subsequent month until all such shares have vested.

On August 16, 2021, we closed a private placement offering (the “August Offering”), which was conducted pursuant to a securities purchase agreement, dated as of August 13, 2021, (the “August Purchase Agreement”), whereby we issued to certain institutional investors (i) an aggregate of 1,333,333 shares of Series F Convertible Preferred Stock, par value $0.0001 per share (the “Series F Preferred Stock”), convertible into an aggregate of up to 10,666,664 shares of Common Stock, assuming a conversion price of $0.375 per share, and (ii) warrants exercisable for up to 6,666,665 shares of Common Stock at an exercise price of $0.78 per share, subject to customary adjustments thereunder, which are exercisable on February 16, 2022 and have terms of five and a half (5.5) years. The August Offering resulted in gross proceeds of approximately $4 million, before deducting any offering expenses. Pursuant to the August Purchase Agreement, such unregistered warrants, shares of Series F Preferred Stock and the shares of Common Stock underlying such securities were issued to such investors in a private placement transaction pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. As of the date of this registration statement, holders of an aggregate of 993,333 shares of Series F Preferred Stock converted such shares into an aggregate of 5,445,009 shares of Common Stock, assuming a conversion price of $0.54729 per share. We issued such shares of Common Stock to such holders in a private placement transaction pursuant to an exemption from the registration requirements of the Securities Act provided in Section 3(a)(9) of the Securities Act, as the Common Stock was issued to existing stockholders and no remuneration was provided in consideration of the issuance.

With respect to the availability of an exemption from registration, relating to the sale and unregistered issuances of such securities described above, we made these determinations based on the representations of each investor which included, in pertinent part, that each such investor was either (a) an “accredited investor” within the meaning of Rule 501 of Regulation D or (b) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and upon such further representations from each investor that (i) such investor acquired the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (ii) such investor agreed not to sell or otherwise transfer the purchased securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) such investor had knowledge and experience in financial and business matters such that he, she or it was capable of evaluating the merits and risks of an investment in us, (iv) such investor had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (v) such investor had no need for the liquidity in its investment in us and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for securities issued in reliance upon these exemptions.

Item 16. Exhibits.

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

i. Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement;

ii. Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

iii. Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oxford, in the State of Connecticut on September 14, 2021.

NXT-ID, INC.

By:	/s/ Chia-Lin Simmons
Chia-Lin Simmons
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chia-Lin Simmons, his or her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this registration statement, any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for her, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this registration statement below.

Signature	Title	Date

/s/ Chia-Lin Simmons	Chief Executive Officer and Director	September 14, 2021
Chia-Lin Simmons	(Principal Executive Officer)

/s/ Mark Archer	Interim Chief Financial Officer	September 14, 2021
Mark Archer	(Principal Financial and Accounting Officer)

/s/ Major General David R. Gust, USA, Ret.	Director	September 14, 2021
Major General David R. Gust, USA, Ret.

/s/ Michael J. D’Almada-Remedios, PhD	Director	September 14, 2021
Michael J. D’Almada-Remedios, PhD

/s/ Daniel P. Sharkey	Director	September 14, 2021
Daniel P. Sharkey

/s/ Robert A. Curtis, Pharm.D.	Director	September 14, 2021
Robert A. Curtis, Pharm.D.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1**	Form of Underwriting Agreement
2.1	Agreement and Plan of Merger by and among Nxt-ID, Inc., Fit Merger Sub, Inc., Fit Pay, Inc. and Michael Orlando (17)
3.1(i)	Certificate of Incorporation, as amended (1)
3.1(i)(a)	Certificate of Amendment to Certificate of Incorporation (13)
3.1(i)(b)	Certificate of Designations of Series A Convertible Preferred Stock (9)
3.1 (i)(c)	Amendment of Certificate of Designations of Series A Convertible Preferred Stock (11)
3.1(i)(d)	Second Certificate of Amendment of Designations of Series A Convertible Preferred Stock (12)
3.1(i)(e)	Certificate of Designations for Series B Convertible Preferred Stock (12)
3.1(i)(f)	Certificate of Designations for Series C Non-Convertible Preferred Stock (17)
3.1(i)(g)	Certificate of Designations for Series D Convertible Preferred Stock (27)
3.1(i)(h)	Amended and Restated Certificate of Designations for Series D Convertible Preferred Stock (27)
3.1(i)(i)	Form of Elimination of Amended and Restated Certificate of Designations for Series D Convertible Preferred Stock (28)
3.1(i)(j)	Certificate of Designations for Series E Convertible Preferred Stock (28)
3.1(i)(k)	Form of Certificate of Designations for Series F Convertible Preferred Stock (40)
3.1(i)(l)	Elimination of Certificate of Designations for Series E Convertible Preferred Stock (41)
3.1(ii)	By-laws (1)
4.1	Form of Warrant for January 2014 Offering (2)
4.2	Form of Agent Warrant for January 2014 Offering (2)
4.3	Form of Warrant for June 2014 and August 2014 Offerings (4)
4.4	Form of Warrant for September 2014 Offering (5)
4.5	Form of Underwriter Warrant for September 2014 Offering (5)
4.6	Form of Class A Warrant (6)
4.7	Form of Class B Warrant (6)
4.8	Form of Warrant for July 2015 Private Placement (7)
4.9	Form of Warrant for December 2015 Agreement with WorldVentures Holdings, LLC (8)
4.10	Form of Warrant for May 2016 Interest Purchase Agreement with LogicMark, LLC (10)
4.11	Form of Warrant for July 2016 Private Placement (12)
4.12	Form of Seller’s Note for July 2016 LogicMark, LLC Acquisition (12)
4.13	Form of Warrant for November 2016 Agreement with LogicMark, LLC (15)
4.14	Form of November 2016 Exchange Note (15)
4.15	Form of Pre-Funded Warrant for July 2017 Public Offering (18)
4.16	Form of Purchase Warrant for July 2017 Private Placement (18)
4.17	Form of July 2017 Exchange Note (19)
4.18	Form of Warrant for July 2017 Exchange (19)
4.19	Form of Warrant for November 2017 Private Placement (20)
4.20	Form of Warrant to Sagard Credit Partners, LP (23)
4.21	Form of September 2018 New Warrant (25)
4.22	Form of Warrant Amendment and Exercise Agreement (25)
4.23	Form of Pre-Funded Warrant for July 2020 Private Placement (30)
4.24	Form of Registered Warrant for July 2020 Private Placement (30)
4.25	Form of Unregistered Warrant for July 2020 Private Placement (30)
4.26	Form of Registered Warrant for December 2020 Private Placement (27)
4.27	Form of Unregistered Warrant for December 2020 Private Placement (27)
4.28	Form of New Warrant (33)
4.29	Form of Series E Convertible Preferred Stock Certificate (28)
4.30	Form of Registered Warrant for February 2021 Private Placement (28)
4.31	Form of Unregistered Warrant for February 2021 Private Placement (28)
4.32	Form of Unregistered Warrant for August 2021 Private Placement (40)
4.33**	Form of Warrant
5.1**	Opinion of Sullivan & Worcester LLP
10.1†	2013 Long Term Incentive Plan (1)
10.2†	Forms of Agreement Under 2013 Long Term Incentive Plan (1)
10.3†	2017 Stock Incentive Plan (24)

10.4†	Employment Agreement Between Nxt-ID and Gino Pereira (3)
10.5†	Employment Agreement Between Nxt-ID and Michael J. Orlando (22)
10.6	License Agreement between 3D-ID, LLC and Genex Technologies (1)
10.7	Purchase Agreement between 3D-ID, LLC and Nxt-ID, Inc. (1)
10.8	Form of Warrant Purchase Agreement for July 2015 Private Placement (7)
10.9	Form of Securities Purchase Agreement for December 2015 Agreement with WorldVentures Holdings, LLC (8)
10.10	Form of Interest Purchase Agreement for May 2016 Agreement with LogicMark, LLC (10)
10.11	Form of First Amendment to Interest Purchase Agreement for May 2016 Agreement with LogicMark, LLC (11)
10.12	Form of Security Agreement for July 2016 Agreement with LogicMark, LLC (12)
10.13	Form of Loan and Security Agreement for July 2016 Agreement with ExWorks Capital Fund I, L.P. (12)
10.14	Form of Subordination Agreement for July 2016 Agreement with LogicMark, LLC (12)
10.15	Form of Securities Purchase Agreement for July 2016 Agreement with LogicMark, LLC (12)
10.16	Form of Registration Rights Agreement for July 2016 Agreement with LogicMark, LLC (12)
10.17	Form of Forbearance Agreement between Nxt-ID and LogicMark Investment Partners, LLC (14)
10.18	Form of Exchange Agreement for November 2016 Agreement with LogicMark, LLC (15)
10.19	Form of Intercreditor Agreement for November 2016 Agreement with LogicMark, LLC (15)
10.20	First Amendment to Forbearance Agreement for November 2016 Agreement with LogicMark, LLC (15)
10.21	Form of Letter Agreement with July 2016 Investors (16)
10.22	Form of Placement Agency Agreement for July 2017 Offering (18)
10.23	Form of Securities Purchase Agreement for July 2017 Offering (18)
10.24	Form of July 2017 Exchange Agreement (19)
10.25	Form of July 2017 Assignment and Assumption Agreement (19)
10.26	Form of Placement Agency Agreement for November 2017 Offering (20)
10.27	Form of Securities Purchase Agreement for November 2017 Offering (20)
10.28	Form of Placement Agency Agreement for December 2017 Offering (21)
10.29	Form of Securities Purchase Agreement for December 2017 Offering (21)
10.30	Senior Secured Credit Agreement, dated May 24, 2018, with Sagard Holdings Manager, LP (23)
10.31	Security Agreement, dated May 24, 2018, with Sagard Holdings Manager, LP (23)
10.32	Intellectual Property Security Agreement, dated May 24, 2018, with Sagard Holdings Manager, LP (23)
10.33	Pledge Agreement, dated May 24, 2018, with Sagard Holdings Manager, LP (23)
10.34	Guaranty, dated May 24, 2018, with Sagard Holdings Manager, LP (23)
10.35	Paycheck Protection Program Promissory Note and Agreement, dated May 1, 2020, by and between Bank of America, NA and LogicMark, LLC (29)
10.36	Paycheck Protection Program Promissory Note and Agreement, dated May 1, 2020, by and between Bank of America, NA and Nxt-ID, Inc. (29)
10.37	Form of Securities Purchase Agreement for July 2020 Offering (30)
10.38	LogicMark Senior Secured Credit Agreement, dated May 3, 2019, (31)
10.39	LogicMark, LLC Security Agreement, dated May 3, 2019 (31)
10.40	LogicMark, LLC Securities Pledge Agreement, dated May 3, 2019 (31)
10.41	LogicMark, LLC Intellectual Property Security Agreement, dated May 3, 2019 (31)
10.42	Guaranty, dated May 3, 2019 (31)
10.43	First Amendment to Senior Secured Credit Agreement, dated as of November 16, 2020 (32)
10.44	Form of Securities Purchase Agreement for December 2020 Offering (27)
10.45	Form of Warrant Amendment and Exercise Agreement, dated January 8, 2021 (33)
10.46†	Employment Agreement by and between the Company and Vincent S. Miceli, dated as of January 8, 2021 (34)
10.47	Form of Securities Purchase Agreement for February 2021 Offering (28)
10.48	Second Amendment to Senior Secured Credit Agreement, dated as of February 8, 2021 (35)
10.49	Lease Agreement by and between LogicMark LLC and Moorman Properties LLC (36)
10.50†	Employment Agreement by and between the Company and Chia-Lin Simmons, dated as of June 8, 2021 (37)
10.51	Settlement Agreement, effective August 11, 2021, by and between the Company and GDMSAI (38)
10.52†	Consulting Agreement, dated as of July 15, 2021, by and between the Company and FLG Partners (39)
10.53	Letter Agreement, signed on August 9, 2021, and effective as of August 1, 2021, by and between the Company and Vincent S. Miceli (39)
10.54	Form of Securities Purchase Agreement for August 2021 Offering (40)
10.55**	Form of Voting Agreement
14.1	Code of Ethics (3)
21.1	List of Subsidiaries (26)
23.1**	Consent of Marcum LLP
23.2**	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this registration statement)

*	Filed herewith.
**	Previously filed.

†	Management contract or compensatory plan or arrangement.

(1)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-184673) with the SEC on January 31, 2013.
(2)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on January 17, 2014.
(3)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K with the SEC on February 25, 2014.
(4)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-197845) with the SEC on August 5, 2014.
(5)	Filed as Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-197845) with the SEC on August 14, 2014.
(6)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on April 24, 2015.
(7)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on July 30, 2015.
(8)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on January 4, 2016.
(9)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on April 12, 2016.
(10)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on May 20, 2016.
(11)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on July 7, 2016.
(12)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on July 27, 2016.
(13)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on September 12, 2016.
(14)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on September 26, 2016.
(15)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on November 30, 2016.
(16)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on February 10, 2017.
(17)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on May 30, 2017.
(18)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on July 10, 2017.
(19)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on July 20, 2017.
(20)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on November 9, 2017.
(21)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on December 21, 2017.
(22)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K with the SEC on April 2, 2018.
(23)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on May 30, 2018.
(24)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-226116) with the SEC on July 10, 2018.
(25)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on September 20, 2018.
(26)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K with the SEC on March 30, 2020.
(27)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on December 18, 2020.
(28)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on February 1, 2021.
(29)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on May 12, 2020.
(30)	Filed as an Exhibit to the Company’s Current Report on Form 8-K/A with the SEC on July 13, 2020.
(31)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q with the SEC on May 15, 2019.
(32)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q with the SEC on November 16, 2020.
(33)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on January 8, 2021.
(34)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on January 14, 2021.
(35)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on February 8, 2021.
(36)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K with the SEC on April 15, 2021.
(37)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on June 17, 2021.
(38)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on August 13, 2021.
(39)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q with the SEC on August 16, 2021.
(40)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on August 17, 2021.
(41)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on August 20, 2021.